Prospectus Supplement

(To Prospectus dated December 14, 2001)

                                $1,717,300,000
                                 (Approximate)
                              CWABS Master Trust
                       (for the Series 2002-B Subtrust)
                                    Issuer
         Revolving Home Equity Loan Asset Backed Notes, Series 2002-B
                                  CWABS, Inc.
                                   Depositor

                         [COUNTRYWIDE HOME LOANS LOGO]

                          Sponsor and Master Servicer

Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 5 in the prospectus.

The notes represent obligations of the CWABS Master Trust for the Series 2002-B Subtrust only and not of any other series trust of the CWABS Master Trust and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.


The Notes

The notes have an original principal balance of $1,717,300,000 subject to a permitted variance of plus or minus 10%.

The Trust Estate

The notes will be secured by the trust estate consisting primarily of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate.

The Policy

Financial Guaranty Insurance Company will issue an irrevocable and unconditional note guaranty insurance policy which will guarantee certain payments to noteholders.

                                  [FGIC LOGO]









NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes initially will be transferred to an affiliate of Countrywide Home Loans, Inc. and may be offered from time to time in one or more transactions as described in "Method of Distribution" in this prospectus supplement.

March 4, 2002

                               Table of Contents

             PROSPECTUS SUPPLEMENT

                                                Page
                                                ----

Summary..........................................S-3
Risk Factors.....................................S-8
The Issuer......................................S-15
The Note Insurer................................S-16
The Master Servicer.............................S-19
The Home Equity Loan Program....................S-19
Description of the Mortgage Loans...............S-22
Maturity and Prepayment Considerations..........S-25
Pool Factor.....................................S-26
Description of the Notes........................S-27
Description of the Indenture....................S-37
Description of the Sale and Servicing Agreement.S-44
Description of the Purchase Agreement...........S-53
Use of Proceeds.................................S-54
Material Federal Income Tax Consequences........S-54
Other Taxes.....................................S-57
ERISA Considerations............................S-58
Legal Investment Considerations.................S-59
Method of Distribution..........................S-59
Legal Matters...................................S-60
Experts.........................................S-60
Ratings.........................................S-60
Index of Defined Terms..........................S-14
Annex I........................................A-I-1
Annex II......................................A-II-1

                     PROSPECTUS
                                                    Page
                                                    ----
Important Notice About Information in This
    Prospectus Supplement and Each
    Accompanying Prospectus Supplement.............. 3
Risk Factors........................................ 4
The Trust Estate.................................... 15
Use of Proceeds..................................... 21
The Depositor....................................... 21
Loan Program........................................ 21
Description of the Securities....................... 24
Credit Enhancement.................................. 39
Yield and Prepayment Considerations................. 44
The Agreements...................................... 46
Certain Legal Aspects of the Loans.................. 60
Material Federal Income Tax Consequences............ 73
State Tax Considerations............................ 95
ERISA Considerations................................ 95
Legal Investment.................................... 100
Method of Distribution.............................. 101
Legal Matters....................................... 102
Financial Information............................... 102
Rating.............................................. 102
Index of Defined Terms.............................. 104

                                    Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.

Issuer                                  Custodian

The issuer will be CWABS Master         Treasury Bank, National Association,
Trust, a Delaware business trust.       a national banking association and
CWABS Master Trust will issue           an affiliate of the sponsor and the
Revolving Home Equity Loan Asset        master servicer.
Backed Notes, Series 2002-B and a
transferor's interest out of the        Owner Trustee
Series 2002-B Subtrust, which will
be a subtrust created under the         Wilmington Trust Company, a Delaware
CWABS Master Trust.                     banking corporation.

Trust Estate                            Note Insurer

The trust estate will consist of a      Financial Guaranty Insurance Company
pool of home equity revolving credit    will insure the notes as described
line loans made or to be made in the    in this prospectus supplement.
future under certain home equity
revolving credit line loan              See "The Note Insurer" in this
agreements. The loans will be           prospectus supplement.
secured by first or second deeds of
trust or mortgages on primarily one-    Indenture
to four-family residential
properties and will bear interest at    The notes will be issued pursuant to
rates that adjust based on the prime    an indenture between the issuer and
rate. We sometimes refer to these       the indenture trustee.
loans as home equity loans or
mortgage loans. The original            Cut-Off Date
principal balance of the notes will
exceed the aggregate cut-off date       February 22, 2002.
principal balance of the home equity
loans transferred to the issuer.        Closing Date
This excess represents an
undercollateralization of               March 4, 2002.
approximately 1.75% of the original
principal balance of the notes.         Payment Dates

Depositor                               The indenture trustee will make
                                        payments on the 15th day of each
CWABS, Inc., a limited purpose          calendar month beginning in April
finance subsidiary of Countrywide       2002. If the 15th day of a month is
Credit Industries, Inc. Its address     not a business day, then payments
is 4500 Park Granada, Calabasas,        will be made on the next business
California 91302, and its telephone     day after the 15th day of the month.
number is (818) 225-3000.
                                        Record Dates
See "The Depositor" in the prospectus.
                                        The day before a payment date or, if
Sponsor and Master Servicer             the notes are no longer book-entry
                                        notes, the last day of the month
Countrywide Home Loans, Inc., a New     preceding a payment date.
York corporation and a subsidiary of
Countrywide Credit Industries, Inc.

See "The Master Servicer" in this
prospectus supplement.

Indenture Trustee

Bank One, National Association, a
national banking association.

Denominations                           The loan rate is a variable rate per
                                        annum equal to the sum of
The notes will be issued in minimum
denominations of $25,000 and                o  the highest prime rate
multiples of $1,000 in excess of               published in the Money Rates
that amount.                                   table of The Wall Street
                                               Journal as of the first
Form of Notes                                  business day of each calendar
                                               month
The notes will initially be issued
in book-entry form. Persons             and
acquiring beneficial ownership
interests in the notes may elect to         o  a margin.
hold their beneficial interests
through The Depository Trust Company    Each loan rate is subject to
in the United States or Clearstream,    applicable usury limits and certain
Luxembourg or the Euroclear System      maximum rates. Loan rates are
in Europe.                              subject to adjustment monthly on the
                                        first business day of the calendar
See "Description of Notes --            month preceding the due date. The
Book-Entry Notes" in this prospectus    due date for each mortgage loan is
supplement.                             the 15th day of each month.

The Mortgage Loans                      Principal Payments

General                                 Each home equity loan features a
                                        draw period during which the loan
The mortgage loans are revolving        may be drawn on, immediately
lines of credit. During the             followed by a repayment period
applicable draw period, each            during which the loan must be
borrower may borrow additional          repaid. In general, home equity
amounts from time to time up to the     loans with 5-year draw periods have
maximum amount of that borrower's       15-year repayment periods. These
line of credit. If borrowed amounts     5-year draw periods are generally
are repaid, they may again be           extendible for an additional 5 years
borrowed during the applicable draw     with the approval of the master
period.                                 servicer.

The loan pool balance equals the        The Notes
aggregate of the principal balances
of all mortgage loans. The principal    Note Rate
balance of a mortgage loan (other
than a liquidated mortgage loan) on     The note rate for the notes may
any day is equal to                     change from payment date to payment
                                        date. On any payment date the note
    o  its cut-off date principal       rate for the notes will equal the
       balance,                         least of:

plus                                        o  interpolated one-month and
                                               two-month LIBOR for the first
    o  any additional borrowings on            payment date and otherwise
       that mortgage loan,                     one-month LIBOR plus 0.25%
                                               per annum,
minus
                                            o  the weighted average of the
    o  all collections credited                loan rates on the mortgage
       against the principal balance           loans minus the rates at
       of that mortgage loan before            which certain fees, expenses,
       that day.                               and minimum spread
                                               requirements are calculated,
Once a mortgage loan is finally                and
liquidated, its principal balance is
zero.                                       o  16.00% per annum.

Loan Rates
                                        On any payment date for which the
Interest on each mortgage loan is       note rate has been determined
payable monthly and computed on the     pursuant to the weighted average of
related daily outstanding principal     the net loan rates on the mortgage
balance for each day in the billing     loans, the basis risk carryforward
cycle.                                  will be calculated at a rate equal
                                        to the lesser of:

    o  16.00% per annum and             See "Description of Notes --
                                        Payments on the Notes -- Payments of
    o  interpolated one-month and       Principal Collections" in this
       two-month LIBOR for the first    prospectus supplement.
       payment date and otherwise
       one-month LIBOR plus 0.25%       Maturity Date; Optional Termination
       per annum
                                        If not sooner paid, principal on the
over the note rate for that payment     notes will be due and payable on the
date. Any basis risk carryforward       payment date in April 2028. Subject
will be paid (with interest at the      to certain conditions in the sale
rate of the lesser of one-month         and servicing agreement, the notes
LIBOR plus 025% per annum and 16.00%    may be retired as a result of the
per annum) on the notes on              owner of the transferor interest's
subsequent payment dates to the         purchasing all of the mortgage loans
extent that funds are available in      then included in the trust estate on
the priority described in this          any payment date on or after which
prospectus supplement.                  the aggregate principal balance of
                                        the notes is less than or equal to
See "Description of the Notes --        10% of the aggregate original
Payments on the Notes -- Application    principal balance of the notes.
of Interest Collections" in this
prospectus supplement.                  See "Description of the Indenture --
                                        Redemption of the Notes" in this
Interest Period                         prospectus supplement and "The
                                        Agreements -- Termination; Optional
For each payment date, the period       Termination" in the prospectus.
beginning on the prior payment date     Credit Enhancement
(or in the case of the first payment
date, beginning on the closing date)    General
and ending on the day before the
applicable payment date. The            This transaction includes various
indenture trustee will calculate        mechanisms that are intended to
interest based on the actual number     protect noteholders against losses
of days in the interest period and a    on the mortgage loans.
year assumed to consist of 360 days.
                                        Excess Interest
Original Note Principal Balance
                                        The indenture trustee will
The original principal balance of       distribute certain interest
the notes may be reduced or             collections on the mortgage loans to
increased by not more than 10%          cover losses that would otherwise be
depending on the aggregate principal    allocated to the notes.
balance of the mortgage loans
actually delivered on the closing       Limited Subordination of Transferor
date.                                   Interest

Principal                               The transferor interest is the
                                        undivided interest of the transferor
The amount of principal paid on the     in the Series 2002-B Subtrust. The
notes on a payment date will depend     transferor interest is expected to
on whether the payment date occurs      grow as interest collections in
during the managed amortization         excess of amounts due to the
period or the rapid amortization        noteholders as interest, amounts due
period.                                 to the note insurer and certain loss
                                        amounts due on the notes are applied
The managed amortization period         as principal payments on the notes,
begins on the closing date and ends     thereby creating
on the earlier of                       overcollateralization of the notes.
                                        The transferor interest is also
    o  the payment date in March        expected to grow as the principal
       2007 and                         amounts of the mortgage loans change
                                        due to new borrowings and
    o  the date on which a rapid        repayments. In certain
       amortization event first         circumstances, amounts that would be
       occurs.                          paid on the transferor interest will
                                        instead be paid on the notes.
The rapid amortization period begins    Countrywide Home Loans, Inc. (or one
on the first payment date after the     of its affiliates) will be the owner
end of the managed amortization         of the transferor interest on the
period.                                 closing date.

See "Description of the Notes --        See "Material Federal Income Tax
Limited Subordination of Transferor     Consequences" in this prospectus
Interest" in this prospectus            supplement and in the prospectus for
supplement.                             additional information concerning
                                        the application of federal income
Policy                                  tax laws.

The policy will irrevocably and         ERISA Considerations
unconditionally guarantee on each
payment date to the indenture           Generally, the notes may be
trustee for the benefit of the          purchased by a pension, employee
noteholders the full and complete       benefit or other plan subject to the
payment of the guaranteed               Employee Retirement Income Security
distribution consisting of              Act of 1974 or Section 4975 of the
                                        Internal Revenue Code of 1986, or by
    o  the guaranteed principal         an entity investing the assets of
       distribution amount with         such a plan, so long as certain
       respect to the notes for the     conditions are met. A fiduciary of
       payment date, and                an employee benefit or other plan or
                                        an individual retirement account
    o  accrued and unpaid interest      must determine that the purchase of
       due on the notes.                a note is consistent with its
                                        fiduciary duties under applicable
The effect of the policy is to          law and does not result in a
guarantee the timely payment of         nonexempt prohibited transaction
interest on, and the ultimate           under applicable law. Any person who
payment of the principal amount of,     acquires a note on behalf of or with
the notes. The policy will cover any    plan assets of an employee benefit
shortfall in the amount available to    or other plan subject to ERISA or
make payments on the notes then due,    Section 4975 of the Code will be
to the extent of guaranteed             deemed to make certain
distributions. The policy does not      representations.
cover payment of basis risk
carryforward.                           See "ERISA Considerations" in this
                                        prospectus supplement and in the
The policy will guarantee the           prospectus.
payment of the outstanding note
principal balance on the payment        Legal Investment Considerations
date in April 2028 (after giving
effect to all other amounts payable     The notes will not constitute
and allocable to principal on that      mortgage related securities for
payment date).                          purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984,
In the absence of payments under the    because not all of the mortgages
policy, noteholders will directly       securing the loans are first
bear the credit and other risks         mortgages. Accordingly, many
associated with their notes.            institutions with legal authority to
                                        invest in comparably rated
See "Description of the Notes -- The    securities based solely on first
Policy" in this prospectus              mortgages may not be legally
supplement.                             authorized to invest in the notes.

Material Federal Income Tax             See "Legal Investment" in the
Consequences                            prospectus.

Subject to the qualifications           Note Rating
described under "Material Federal
Income Tax Consequences" in this        The notes will not be offered unless
prospectus supplement, Sidley Austin    they are rated "AAA" by Standard &
Brown & Wood LLP, special tax           Poor's Rating Services, a division
counsel to the depositor, is of the     of The McGraw-Hill Companies, Inc.
opinion that, under existing law, a     and "Aaa" by Moody's Investors
note will be treated as a debt          Service, Inc. A rating is not a
instrument for federal income tax       recommendation to buy, sell, or hold
purposes as of the closing date.        securities. These ratings may be
Furthermore, special tax counsel to     lowered or withdrawn at any time by
the depositor is of the opinion that    either of the rating agencies.
neither the trust estate nor any
portion of the trust estate will be     See "Ratings" in this prospectus
treated as a corporation, a publicly    supplement and "Risk Factors --
traded partnership taxable as a         Rating of Securities" in the
corporation, or a taxable mortgage      prospectus.
pool.

     Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under "Risk Factors" in the prospectus.

You may have difficulty selling your
    notes...................................     We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                                 If only a portion of the notes have been sold to the public, the market for the notes could be illiquid because of the small amount of notes held by the public. In addition, the market overhang created by the existence of notes that the market is aware may be sold to the public in the near future could adversely affect your ability to sell your notes.

                                                 The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                                 Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Cash flow disruptions could cause
    payment delays and losses...............     Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls in payments to noteholders could occur if the note insurer were unable to perform its obligations under the policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to noteholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss if the note insurer was unable to perform its obligations under the policy.

Yield and reinvestment may be adversely
     affected by unpredictability of
     prepayments............................
                                                 During the period that a borrower may borrow money under the borrower's line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in any month (and in turn the amount paid to the noteholders) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. However, prepayments on loans secured by property in
                                                 California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan. Generally, revolving home equity loans are not viewed by borrowers



                                                          S-8

                                                 as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The prepayment experience on the notes may be affected by a wide variety of factors, including:

                                                     o  general economic conditions,

                                                     o  interest rates,

                                                     o  the availability of alternative financing, and

                                                     o  homeowner mobility.

                                                 In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See "Description of the Notes" in this prospectus supplement and "Certain Legal Aspects of the Loans --
                                                 Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

                                                 The yield to maturity and weighted average life of your notes will be affected primarily by

                                                     o  the rate and timing of repayments and prepayments on the mortgage loans as compared with the creation and amount of additional balances
                                                        and

                                                     o  the realization of liquidation loss amounts.

                                                 You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected. See "Maturity and Prepayment
                                                 Considerations" in this prospectus supplement and "Yield and Prepayment
                                                 Considerations" in the prospectus.


Withdrawal or downgrading of initial
    ratings will affect the value of the
    notes...................................     The rating of the notes will depend primarily on an assessment by the rating agencies of the mortgage loans and on the financial strength of the note insurer. Any reduction in the ratings assigned to the financial strength of the note insurer will likely result in a reduction in the rating of the notes. A reduction in the rating assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

                                                 The rating by each of the rating agencies of the notes is not a recommendation to purchase, hold, or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

Junior lien priority could result in



                                                          S-9

    payment delay or loss...................     The mortgage loans are secured by mortgages that generally are second mortgages. The master servicer may under certain circumstances consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan in the trust estate. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the note insurer is unable to perform its obligations under the policy, you will bear

                                                     o  the risk of delay in payments while any deficiency
                                                        judgment against the borrower is sought and

                                                     o  the risk of loss if the deficiency judgment cannot be
                                                        obtained or is not realized on.

                                                 See "Certain Legal Aspects of the Loans" in the prospectus.

The Issuer may be an unsecured creditor
    under certain mortgage loans because
    mortgage loan assignments may not be
    recorded................................     The mortgage notes will be delivered to an affiliate of the seller as custodian on behalf of the indenture trustee. The indenture trustee will not conduct an independent review or examination of the mortgage files. Although the indenture trustee's security interest in the mortgage notes relating to the mortgage loans will be perfected with the filing of UCC financing statements by the issuer by the closing date, assignments of mortgage loans to the indenture trustee will not be recorded unless the rating of the long-term senior unsecured debt obligations of Countrywide Home Loans falls below a rating of "BBB" by
                                                 Standard & Poor's Rating Services, a division of The McGraw-Hill
                                                 Companies, Inc., or "Baa2" by Moody's Investors Service, Inc. In
                                                 addition, assignments of mortgage loans will not be required to be recorded if the seller delivers to the indenture trustee an opinion of counsel reasonably acceptable to each rating agency and the note insurer to the effect that recording is not required

                                                     o  to protect the indenture trustee's interest in the related mortgage loan or

                                                     o  to perfect a first priority security interest in favor of the indenture trustee, as designee of the issuer, in
                                                          the related mortgage loan if a court were to recharacterize the sale of the mortgage loans to the issuer as a
                                                          financing.

                                                 In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuer, will have the result of making the sale of the mortgage loans to the issuer potentially ineffective against



                                                          S-10

                                                     o  any creditors of Countrywide Home Loans who may have been fraudulently or inadvertently induced to rely on the
                                                        mortgage loans as assets of Countrywide Home Loans, or

                                                     o  any purchaser of a mortgage loan who had no notice of the prior conveyance to the issuer if the purchaser perfects
                                                        its interest in the mortgage loan by taking possession of
                                                        the related documents or other evidence of indebtedness or otherwise.

                                                 In addition, the priority of the indenture trustee's security interest in the mortgage notes could be defeated by a purchaser of a mortgage note if the purchaser gives value and takes possession of the mortgage note in good faith and without knowledge that the purchase violates the rights of the indenture trustee.

                                                 In those events, the issuer would be an unsecured creditor of
                                                 Countrywide Home Loans.

Payments to and rights of investors
    could be adversely affected by the
    bankruptcy or insolvency of certain
    parties.................................     Countrywide Home Loans will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. However, if Countrywide Home
                                                 Loans becomes bankrupt, the trustee in bankruptcy of Countrywide Home
                                                 Loans may argue that the mortgage loans were not sold but were only pledged to secure a loan to Countrywide Home Loans. If that argument is made you could experience delays or reductions in payments on the notes. The depositor will warrant in the sale and servicing agreement that the transfer of the mortgage loans by it to the issuer is either a valid transfer and assignment of the mortgage loans to the issuer or the grant to the issuer of a security interest in the mortgage loans.

                                                 If certain events relating to the bankruptcy or insolvency of the transferor were to occur, additional balances would not be sold to the depositor, transferred by the depositor to the issuer, and pledged by the issuer to the indenture trustee, and the rapid amortization period would commence.

                                                 If the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer.



                                                          S-11

Developments in California could have
    disproportionate effect on the pool
    of mortgage loans due to geographic
    concentration of mortgaged
    properties..............................     It is expected that no more than approximately 33% of the mortgage loans will be secured by mortgaged properties located in the State of
                                                 California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, and other natural disasters. In addition:

                                                      o  economic conditions in California (which may or may not affect real property values) may affect the ability of
                                                         borrowers to repay their loans on time;

                                                     o  declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

                                                     o  any increase in the market value of properties located in
                                                        California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing
                                                        available to the borrowers at lower interest rates,
                                                        which could result in an increased rate of prepayment of the mortgage loans.

Master servicer has ability to change
    the terms of the mortgage oans..........
                                                 The master servicer may agree to changes in the terms of a credit line agreement if the changes

                                                     o  do not materially and adversely affect the interest of the noteholders or the note insurer, and

                                                     o  are consistent with prudent business practice.

                                                 In addition, the master servicer, within certain limitations, may increase the credit limit related to a mortgage loan or reduce the loan rate for a mortgage loan. Any increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan. In addition, any reduction in the loan rate of a mortgage loan would reduce the excess cash flow available to absorb losses.

Your return could be adversely affected by
    delinquent mortgage loans................
                                                 The trust estate may include mortgage loans that are 59 or fewer days delinquent as of February 22, 2002 (the cut-off date for the pool of mortgage loans). We expect that the aggregate principal balance of the mortgage loans that are between 30 days and 59 days delinquent as of the cut-off date will not exceed approximately $5,000,000. Mortgage loans that are already delinquent may increase the risk that you will experience a loss if



                                                          S-12

                                                     o  the investor interest collections are not sufficient to cover the investor loss amounts for any payment date,

                                                     o  amounts intended to provide protection for the notes that are otherwise payable to the owner of the transferor
                                                        interest have been exhausted, and

                                                     o  the note insurer fails to perform its obligations under the policy.

Effect of loan rates on the notes...........     The notes accrue interest at a rate based on the interpolated one-month and two-month LIBOR index plus a specified margin for the first payment date and otherwise the notes accrue interest at a rate based on the one-month LIBOR index plus a specified margin, but are subject to a cap based in part on the interest rates on the mortgage loans.

                                                 The mortgage loans have interest rates that are based on the prime rate, and have periodic and maximum limitations on adjustments to the loan rate. As a result, the notes may accrue less interest than they would accrue if the note rate were based solely on the one-month LIBOR index plus the specified margin.

                                                 A variety of factors could affect the interest rates on the mortgage loans and thus limit the note rate. Some of these factors are described below.

                                                     o  The note rate adjusts monthly while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in the note rate for extended periods in a rising interest rate environment.

                                                     o  The prime rate may respond to different economic and market factors than one-month LIBOR and thus may change in a direction different from one-month LIBOR and may increase or decrease at different rates or times. As a result, the loan rates could decline while one-month
                                                        LIBOR is stable or rising. And although both the loan rates and one-month LIBOR may either decline or increase during the same period, the loan rates could decline more rapidly or increase more slowly than one-month LIBOR.

                                                 These factors may adversely affect the yield to maturity on the notes.
                                                 Any basis risk carryforward will be paid on the notes only to the extent of available funds as described in this prospectus supplement.
                                                 We cannot assure you that all basis risk carryforward will be paid. In addition, the policy does not cover, and the ratings of the notes do not address the likelihood of, the payment of basis risk carryforward.

Event of default under the indenture........
                                                 So long as the note insurer is not in default with respect to its obligations under the policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture and accelerate the maturity of the notes without the consent of the note insurer. If an event of default under the indenture occurs, the note



                                                          S-13

                                                 insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the trust estate, which will result in redemption, in whole or in part, of the notes. The note insurer's decisions with respect to defaults may have a significant impact on the weighted average life of the notes. See "Description of the Indenture -- Remedies on Event of Default Under the Indenture" in
                                                 this prospectus supplement.

                                                 For a discussion of additional risks pertaining to the notes, see "Risk
                                                 Factors" in the prospectus.

Recent Events...............................     On September 11, 2001, certain tragic events occurred at the World Trade
                                                 Center in New York City, in Pennsylvania, and at the Pentagon in
                                                 Arlington, Virginia, that have caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. The effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto is unpredictable at this time. Any adverse impact as a result of these events would be borne by holders of the notes.

                                                 In response to the events of September 11, 2001, the United States commenced military operations in Afghanistan on October 7, 2001. These military operations may increase the likelihood that shortfalls imposed by the Soldiers' and Sailors' Civil Relief Act of 1940 may occur.

                                                 For a further discussion, see "Certain Legal Aspects of the Mortgage
                                                 Loans - Soldiers' and Sailors' Civil Relief Act" in the Prospectus.


                                  The Issuer

General

     The issuer will be CWABS Master Trust (the "Trust"), which is a business trust formed under the laws of the State of Delaware pursuant to the master trust agreement, dated as of August 28, 2000, between CWABS, Inc., as depositor, and Wilmington Trust Company, as owner trustee. After its formation, the Trust will not engage in any activity other than:

     o to issue notes in one or more series pursuant to indentures and transferor interests in one or more series pursuant to the trust agreement, and to grant series assets to an indenture trustee pursuant to an indenture;

     o to distribute to the owner of the transferor interest (the "transferor") pursuant to the trust agreement and other transaction documents any portion of the related series assets released from the lien of the related indenture and any other amounts provided for in the related sale and servicing agreement;

     o to engage in those activities that are appropriate to accomplish any of the foregoing or are incidental to them; and

     o to engage in any other activities appropriate to conserve the series assets of any subtrust and make payments to any transferor and the noteholders.

     The Series 2002-B Subtrust will be a subtrust of the Trust created by the Series 2002-B Trust Supplement (together with the master trust agreement, the "trust agreement") dated as of March 4, 2002, between the depositor and the owner trustee. The notes will be limited recourse obligations of the Trust, secured by and payable solely out of the assets of the Series 2002-B Subtrust, and noteholders will have no right against the assets of the Trust generally or the assets of any other series.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at its address below.

Trust Estate

     The property of the Series 2002-B Subtrust pledged to the indenture trustee (the "trust estate") will generally consist of:

     o the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement ("Additional Balances");

     o collections on the mortgage loans received after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date);

     o    the related mortgage files;

     o properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     o    the collection account for the notes (excluding its net earnings);

     o    the Trust's rights under hazard insurance policies; and

     o the interest of the Trust in the sale and servicing agreement and the purchase agreement.

     The notes will have the benefit of the policy.

     A substantial portion of the economic interest in the mortgage loans is pledged to the repayment of the notes and subject to the lien of the indenture. All of the remaining interest in the assets of the Series 2002-B Subtrust will be represented by a single transferor interest that will be owned by the transferor.

     The transferor has the right to sell or pledge the transferor interest at any time, if

     o the Rating Agencies have notified the issuer and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the notes, and

     o certain other conditions specified in the trust agreement are satisfied.

The Owner Trustee

     Wilmington Trust Company will act as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal officers are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

     The owner trustee may hold notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee and the administrator (appointed pursuant to an administration agreement among the Trust, Countrywide Home Loans, Inc. as administrator, and the indenture trustee) may appoint co-trustees or separate trustees of any part of the trust estate under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

     The owner trustee may resign at any time, in which event the administrator must appoint a successor. The administrator may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

     The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the trust estate on the terms of the transaction documents and it will not be accountable under the trust agreement or any other transaction document except
(i) for its own willful misconduct or gross negligence or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

Termination

     The Series 2002-B Subtrust will dissolve when it makes its final distribution of all moneys or other property held for the Series 2002-B Subtrust under the trust agreement.

                               The Note Insurer

     The following information in this section has been provided by Financial Guaranty Insurance Company (the "Note Insurer"). Accordingly, none of the depositor, the sponsor and master servicer, or any of the underwriters of the notes makes any representation as to the accuracy and completeness of the information in this section.

     Financial Guaranty Insurance Company, a New York stock insurance corporation, is a monoline financial guaranty insurance company that, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and their agencies. The Note Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Note Insurer is authorized to write insurance in all 50 states, the District of Columbia, and Puerto Rico and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

     The Note Insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation. Neither FGIC Corporation nor General Electric Capital Corporation is obligated to pay the debts of or the claims against the Note Insurer.

     The Note Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Note Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership, and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends, of other intercorporate transfers of assets, and of transactions between insurance companies, their parents, and affiliates. The Note Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates, and the size of risk that it may insure, subject to reinsurance. Additionally, the Note Insurer is subject to triennial audits by the State of New York Insurance Department.

     As of September 30, 2001, December 31, 2000, and December 31, 1999, the
Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $352.9 billion, $326.8 billion, and $298.9 billion par value of securities, respectively (of which approximately 85 percent, 85 percent and 86 percent, respectively constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.57 billion, $2.47 billion and $2.37 billion, respectively. As of September 30, 2001, the Note Insurer had reinsured approximately 19 percent of the risks it had written, 29 percent through quota share reinsurance, 13 percent through excess of loss reinsurance, and 58 percent through facultative arrangements..

     The following table sets forth the capitalization of the Note Insurer as of December 31, 1999, December 31, 2000, and September 30, 2001, respectively, on the basis of accounting principles generally accepted in the United States of America. No material adverse change in the capitalization of the Note Insurer has occurred since September 30, 2001.

                     Financial Guaranty Insurance Company
                             CAPITALIZATION TABLE
                             (Dollars in Millions)

                                                                                        September 30,
                                                     December 31,      December 31,          2001
                                                         1999              2000           (Unaudited)
                                                     ------------      ------------     -------------
Unearned Premiums...................................   $      579          $    581         $    591
Other Liabilities...................................          180               225              258
Stockholder's Equity
     Common Stock...................................           15                15                15
     Additional Paid-in Capital.....................          384               384              384
     Accumulated Other Comprehensive Income (Loss)..          (47)               23                31
     Retained Earnings..............................        1,687             1,608             1,569
                                                     ------------      ------------     -------------
Total Stockholder's Equity..........................        2,039             2,030             1,999
                                                     ------------      ------------     -------------
Total Liabilities and Stockholder's Equity..........   $    2,798          $  2,836         $   2,848
                                                     ============      ============      ============

     The audited financial statements of Financial Guaranty Insurance Company as of December 31, 2000 and December 31, 1999 and for each of the years in the three year period ended December 31, 2000 and the unaudited financial statements of Financial Guaranty Insurance Company as of September 30, 2001 and for the nine month periods ended September 30, 2001 and September 30, 2000, which are included in a Form 8-K filed in connection with the Registration Statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement.

     Copies of the Note Insurer's quarterly and annual statutory statements filed by the Note Insurer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: Corporate Communications Department. The Note Insurer's telephone number is (212) 312-3000.

     The Note Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Note Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Note Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Note Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or over-collateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

     The Note Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed on the credit backing the issue. In connection with underwriting new issues, the Note Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment before any payment by the
Note Insurer.

     Insurance written by the Note Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities and mortgage-backed debt securities. If the issuer of a security insured by the Note Insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Note Insurer will make the scheduled insured payments, without regard to any acceleration of the securities that may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Note Insurer is rated Aaa, AAA, and AAA by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("Standard & Poor's"), and Fitch, Inc., respectively.

     In consideration for issuing its insurance, the Note Insurer receives a premium that is generally paid in full upon issuance of the policy or on an annual, semiannual, or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Note Insurer according to its internal credit rating system and the type of issue.

     The Note Insurer makes no representation regarding the notes or the advisability of investing in the notes. The Note Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or the related prospectus, or any information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than the information supplied by the Note Insurer and presented under the headings "Description of the Notes -- The Policy" and "The Note Insurer."

     Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the financial strength of the Note Insurer. Any further explanation as to the significance of the rating of the Note Insurer may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell, or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The
Note Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                              The Master Servicer

General

     Countrywide Home Loans, Inc. ("Countrywide") will service the mortgage loans consisting of adjustable rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are primarily single family residences, individual units in planned unit developments or condominium units.

     Countrywide may perform any of its obligations under the sale and servicing agreement dated as of March 4, 2002 among CWABS, Inc., as depositor, Countrywide, as sponsor and master servicer, the Trust, and Bank One, National Association, as indenture trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.

The Master Servicer

     Countrywide, a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

     At December 31, 2001 Countrywide provided servicing for approximately $335.26 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At December 31, 2001 Countrywide provided servicing for approximately $5.49 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

                         The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

     The following is a description of the underwriting procedures customarily employed by the sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the sponsor's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments.

     The sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. The Reduced Documentation Program places more emphasis on property underwriting than on credit underwriting. Therefore, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The Super-Streamlined Documentation program is available for first-lien borrowers in good standing with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the sponsor if they have not been 30 days delinquent in payment during the previous twelve month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the sponsor is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance or $50,000. Although a credit review is conducted, no debt ratio calculation, income documentation, or asset verification is required. A telephonic verification of employment is required before loan closing.

     Full appraisals are generally performed on all home equity loans that at origination had a credit limit greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit less than or equal to $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits less than or equal to $100,000, Countrywide may have the related mortgaged property appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where Countrywide also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $7,500 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line.

     After obtaining all applicable income, liability, asset, employment, credit, and property information, the sponsor generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The sponsor currently offers home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

     It is generally the sponsor's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the sponsor requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Servicing of the Mortgage Loans

     The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

     o the collection and aggregation of payments relating to the mortgage loans;

     o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

     o the preparation of tax related information in connection with the mortgage loans.

     Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with the monthly statements. All payments are due by the fifteenth day of the month.

     The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

     o after the loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or

     o if a notice of default on a senior lien is received by the master servicer.

     Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

     Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio, and applicable laws and regulations.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o The period of delinquency is based on the number of days payments are contractually past due.

     o Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o Foreclosure Rate is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o Bankruptcy Rate is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                              Delinquency and Foreclosure Experience

                               As of December 31, 1999           As of December 31, 2000          As of December 31, 2001
                           --------------------------------- -------------------------------- --------------------------------
                               Principal                         Principal                       Principal
                                Balance         Percentage        Balance         Percentage      Balance         Percentage
                           ------------------  -----------   -------------------  ----------  ------------------  ----------
Portfolio................. $ 2,412,534,167.47        --      $ 3,748,790,561.82       --      $ 5,479,012,451.54       --
Delinquency percentage
  30-59 Days.............. $     5,554,389.27      0.23%     $    14,580,950.53     0.39%     $    28,456,872.07     0.52%
  60-89 Days..............       2,123,878.51      0.09%           4,626,810.83     0.12%           7,555,089.12     0.14%
  90+ Days................       4,665,157.69      0.19%          10,660,110.74     0.28%          21,422,742.71     0.39%
                           ------------------  -----------   -------------------  ----------  ------------------  ----------
        Total............. $    12,343,425.47      0.51%     $    29,867,872.10     0.80%     $    57,434,703.90     1.05%
Foreclosure Rate.......... $       646,956.56      0.03%     $     1,232,842.13     0.03%     $     3,142,409.33     0.06%
Bankruptcy Rate........... $     7,706,013.75      0.32%     $     9,192,831.89     0.25%     $    12,681,563.87     0.23%


                       Description of the Mortgage Loans

General

     The issuer expects that the actual pool as of the Closing Date will represent approximately $1,687,245,000 aggregate principal balance of mortgage loans. The mortgage loans to be included in the cut-off date pool will represent mortgage loans originated by the sponsor on or before the cut-off date and sold by the sponsor to the depositor, and by the depositor to the Trust, on the Closing Date. If the sponsor does not, as of the cut-off date, have the full amount of mortgage loans that the depositor expects to purchase from the sponsor and sell to the Trust on the cut-off date (i.e., approximately $1,687,245,000 aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the sponsor has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of the notes may not increase or decrease by more than 10%. Initially, the original principal balance of the notes will exceed the cut-off date principal balance of the mortgage loans. This excess represents an undercollateralization of approximately 1.75% of the original principal balance of the notes (the excess is referred to as the "Undercollateralization Amount").

Mortgage Loan Terms

     General. A borrower may access a mortgage loan by writing a check in a minimum amount of $250. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable index rate. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365 days. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

     The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application.

     Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

     In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with Countrywide's approval) are expected to constitute approximately no less than 95% of the aggregate principal balance of the mortgage loans to be included in the final mortgage loan pool. These loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period.

     The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described above.

     The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

     o    its principal balance as of the cut-off date, plus

     o    any Additional Balances for the mortgage loan, minus

     o all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

Pool Characteristics

     Set forth below and in Annex I is certain statistical information based on scheduled principal balances as of January 24, 2002, which is the "Statistical Calculation Date," of a pool of mortgage loans that CWABS, Inc. believes is representative of the mortgage loans expected to be included in the final mortgage loan pool (the "Pool Characteristics"). This information as well as other information in this prospectus supplement describing the mortgage loans and the final mortgage loan pool are approximate percentages based on the aggregate principal balances of the mortgage loans to be included in the final mortgage pool as of the relevant dates, with the characteristics for any mortgage loan actually included in the mortgage loan pool at the closing date taken as of the cut-off date.

     A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the notes. The Detailed Description will specify, among other things, the following information regarding the mortgage loans included in the trust estate on the closing date:

     o the outstanding principal balances of the mortgage loans as of the cut-off date,

     o    the lien priorities of the mortgage loans,

     o    the loan rates borne by the mortgage loans as of the cut-off date,

     o    the combined loan-to-value ratios of the mortgage loans,

     o    the remaining term to scheduled maturity of the mortgage loans,

     o    the type of properties securing the mortgage loans,

     o    the geographical distribution of the mortgage loans by state, and

     o the credit limits and credit limit utilization rates of the mortgage loans as of the cut-off date.

The Detailed Description is as of the cut-off date. The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are either first or second mortgages or deeds of trust on mortgaged properties expected to be located in 49 states and the District of Columbia. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments or condominium units. See "-- Mortgage Loan Terms" above.

Conveyance of Mortgage Loans

     The obligation of the Trust to purchase mortgage loans on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Note Insurer:

     o the mortgage loan may not be 60 or more days delinquent as of the Closing Date;

     o the remaining term to stated maturity of the mortgage loan will not exceed 302 months;

     o the mortgage loan will be secured by a mortgage in a first or second lien position;

     o    the mortgage loan will not have a loan rate less than 2.000%;

     o    the mortgage loan will be otherwise acceptable to the Note Insurer;

     o following the purchase of the mortgage loan by the Trust, the mortgage loans as of the Closing Date

          (a)   will have a weighted average loan rate of at least 4.500%;

          (b) will have a weighted average remaining term to stated maturity of not more than 302 months;

          (c) will have a weighted average combined loan-to-value ratio of not more than 88.00%;

          (d) will have no mortgage loan with a principal balance in excess of $1,500,000;

          (e) will have a concentration in any one state not in excess of 33.00%; and will have a concentration in any one zip code not in excess of 3.50%;

          (f) will have not more than 3.00% in aggregate principal balance of mortgage loans relating to non-owner occupied properties;

          (g) will not have more than 7.00% in aggregate principal balance of mortgage loans that were appraised electronically; and

          (h)   will have a weighted average FICO score of at least 700 points.

     o the mortgage loan will have a combined loan-to-value ratio not in excess of 100.00%;

     o the mortgage loan will have a credit limit between $6,000 and $1,500,000;

     o    the mortgage loan will have a margin between--1.750% and 8.875%; and

     o the mortgage loan will comply with the representations and warranties in the sale and servicing agreement.

                    Maturity and Prepayment Considerations

     Noteholders will be entitled to receive on each payment date payments of principal, in the amounts described under "Description of the Notes -- Payments on the Notes," until the Note Principal Balance is reduced to zero. During the Managed Amortization Period, noteholders will receive amounts from principal collections based on the Investor Fixed Allocation Percentage, subject to reduction as described below.

     Principal collections on the mortgage loans will be allocated between the noteholders and the transferor based on the Investor Fixed Allocation Percentage. Once the transferor interest at least equals the Required Transferor Subordinated Amount, the Investor Fixed Allocation Percentage will be 99.25%. The Required Transferor Subordinated Amount initially will be 0.75% of the cut-off date Loan Pool Balance. Allocations of principal collections from the mortgage loans based on the Investor Fixed Allocation Percentage may result in payments of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans paid to noteholders. This is especially true during the Rapid Amortization Period when the noteholders are entitled to receive Investor Principal Collections (less the related Overcollateralization Reduction Amount) and not a lesser amount.

     In addition, Investor Interest Collections may be paid as principal of the notes in connection with the Accelerated Principal Distribution Amount. Moreover, to the extent of losses allocable to the notes, noteholders may also receive the amount of those losses as payment of principal from the Investor Interest Collections, the Subordinated Transferor Collection, or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the notes.

     After the closing date, the transferor interest is expected to grow to the extent obligors make more draws than principal payments on the mortgage loans. An increase in the transferor interest due to additional draws may also result in noteholders receiving principal at a greater rate during the Rapid Amortization Period because the noteholders' share of principal collections on the mortgage loans is based on the Investor Fixed Allocation Percentage (without reduction). The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, to remove certain mortgage loans and release them from the lien of the indenture at any time during the life of the notes, so long as the transferor interest (after giving effect to the removal) is not less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount. See "Description of the Sale and Servicing Agreement -- Optional Transfers of Mortgage Loans to the Transferor."

     All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans will affect the weighted average life of the notes.

     The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under "Description of the Mortgage Loans -- Mortgage Loan Terms," rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce them unless

     o    enforcement is not permitted by applicable law or

     o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

     The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus.

     The sponsor is not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the Closing Date. See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans." Should the sponsor fail to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the Trust. The principal balance of any mortgage loan so transferred will be deducted from the Loan Pool Balance, thus reducing the amount of the transferor interest. If the deduction would cause the transferor interest to become less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time, the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account equal to the amount by which the transferor interest would be reduced to less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the Trust will be treated as a payment of principal of the mortgage loan.

     The yield to an investor who purchases the notes at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans is different from the rate anticipated by the investor at the time the notes were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

     We cannot predict the level of prepayments that will be experienced by the Trust and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the prospectus.

                                  Pool Factor

     The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note Principal Balance as of each payment date (after giving effect to any payment of principal of the notes on the payment date) as a proportion of the Original Note Principal Balance. On the Closing Date, the pool factor for the notes will be 1.0000000. See "Description of the Notes -- Distributions on the Notes." Thereafter, the pool factor for the notes will decline to reflect reductions in the Note Principal Balance.

     Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the pool factor, and various other items of information for the notes will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 2002 calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes -- Book-Entry Notes" and "Description of the Indenture -- Reports to Noteholders."

                           Description of the Notes

General

     The Revolving Home Equity Loan Asset Backed Notes, Series 2002-B (the "notes") will be issued pursuant to the indenture. The notes will be issued in denominations of $25,000 and multiples of $1,000 in excess of that amount. The repayment of the notes will be secured by the grant of a security interest in the mortgage loans to the indenture trustee.

     Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the notes. See "-- Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The "Original Note Principal Balance" is expected to equal approximately $1,717,300,000.

     The principal amount of the outstanding notes ("Note Principal Balance") on any payment date is equal to the Original Note Principal Balance minus the aggregate of amounts actually paid as principal to the notes. See "-- Payments on the Notes" below. The primary source of payment on the notes is the collections on the mortgage loans. See "Description of the Sale and Servicing Agreement -- Allocation and Collections." The notes will also have the benefit of the policy. The portion of the interest collections on the mortgage loans that are Investor Interest Collections will be distributed in accordance with the indenture and the portion of the interest collections that are not Investor Interest Collections will be distributed to the transferor. Principal collections on the mortgage loans will be allocated between the noteholders and the transferor; see "Investor Principal Collections" and "Transferor Principal Collection" under "Description of the Notes -- Glossary of Key Terms." Each note represents the right to receive payments of interest at the note rate and payments of principal as described below.

     The Required Transferor Subordinated Amount initially is approximately $12,879,750, which will represent approximately 0.75% of the cut-off date Loan Pool Balance, but the indenture requires the Transferor Principal Balance (once it is fully funded) to be at least equal to the Minimum Transferor Interest. The owner of the transferor interest will initially be the sponsor (or one of its affiliates). In general, the Loan Pool Balance will vary each day as principal is paid on the mortgage loans, liquidation losses are incurred, and Additional Balances are drawn down by borrowers on mortgage loans and transferred to the Trust.

     The Note Insurer requires, based on the Insurance Agreement, that the transferor interest be increased to, and thereafter maintained at, the Required Transferor Subordinated Amount. The transferor interest as of the closing date is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the transferor interest on future payment dates until it equals the Required Transferor Subordinated Amount.

     Certain Investor Interest Collections for the notes will be applied as a payment of principal of the notes on each payment date to decrease the Note Principal Balance relative to the Loan Pool Balance until such differential equals an amount equal to the Required Transferor Subordinated Amount for the payment date. The amount of the Investor Interest Collections so applied as a payment of principal on a payment date is an "Accelerated Principal Payment Amount." The requirement to increase the transferor interest to, and thereafter maintain it at, the Required Transferor Subordinated Amount is not an obligation of the sponsor, the master servicer, the indenture trustee, the
Note Insurer, or any other person.

     The Note Insurer may permit the Required Transferor Subordinated Amount for the notes to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in the Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount," which may result in a release of cash from the trust estate in an amount up to the Overcollateralization Reduction Amount (net of any Reimbursement Amounts due to the Note Insurer), or result in the removal of cash or mortgage loans from the trust estate on payment dates occurring after the step-downs take effect.

Book-Entry Notes

     The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes may elect to hold their notes through the Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing note principal balances of $25,000 and in multiples of $1,000 in excess of that. One investor in the book-entry notes may hold a beneficial interest that is not an integral multiple of $1,000. Except as described below, no person, acquiring a book-entry note will be entitled to receive a definitive note representing the note. Until definitive notes are issued, Cede & Co., as nominee of DTC, is expected to be the only "noteholder" of the notes. Beneficial owners of the notes will not be noteholders as that term is used in the indenture. Beneficial owners of the notes are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution, or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Beneficial owners of the notes will receive all payments of principal of, and interest on, the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding (except under the circumstances described below), under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the notes and must receive and transmit payments of principal of, and interest on, the notes. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom beneficial owners of the notes have accounts for the notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners of the notes. Accordingly, although beneficial owners of the notes will not possess the notes, the Rules provide a mechanism by which beneficial owners of the notes will receive payments and will be able to transfer their interest.

     Beneficial owners of the notes will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Until definitive notes are issued, beneficial owners of the notes who are not participants may transfer ownership of the notes only through participants and indirect participants by instructing them to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners of the notes.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex II.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000, New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking"; the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 44 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream,

Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is Euroclear Bank S.A./N.V.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments on the book-entry notes will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

     Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co. Payments on the notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants, in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since certain potential investors may be unwilling to purchase the notes for which they cannot obtain definitive notes.

     Monthly and annual reports on the trust estate provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations, and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

     DTC has advised the transferor and the indenture trustee that, until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, for some of the notes that conflict with actions taken for other notes.

     Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if

     o the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the book-entry notes and the issuer is unable to locate a qualified successor,

     o the issuer, at its option, advises the indenture trustee in writing that it elects to terminate a book-entry system through DTC, or

     o after the occurrence of an event of default under the indenture, beneficial owners having interests aggregating not less than 51% of the outstanding principal balance of the book-entry notes advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of beneficial owners.

     When definitive notes become available, DTC will be required to notify all beneficial owners of the occurrence of the event resulting in their availability and the availability through DTC of definitive notes. Upon surrender by DTC of the global notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of definitive notes as noteholders under the indenture.

     Although DTC, Euroclear, and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Euroclear, and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Glossary of Key Terms

     o Available Transferor Subordinated Amount -- for any payment date is the lesser of the Transferor Principal Balance and the Required Transferor Subordinated Amount for the payment date.

     o Collection Period -- related to a payment date is the calendar month preceding the payment date or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of March 2002.

     o Investor Fixed Allocation Percentage -- for any payment date will be calculated as follows: (i) on any date on which the transferor interest is less than or equal to 0%, 100%; (ii) on any date on which the transferor interest is greater than 0%, but less than the Required Transferor Subordinated Amount, 100% minus the percentage obtained by dividing the amount of the transferor interest at the beginning of the relevant Collection Period by the Loan Pool Balance at the beginning of the Collection Period and (iii) on any date on which the transferor interest equals or exceeds the Required Transferor Subordinated Amount, 99.25%.

     o Investor Floating Allocation Percentage -- for any payment date is the lesser of 100% and a fraction whose numerator is the Note Principal Balance and whose denominator is the Loan Pool Balance at the beginning of the related Collection Period.

     o Investor Interest Collections -- for any payment date, the product of (a) the interest collections received during the related Collection Period and (b) the Investor Floating Allocation Percentage for the payment date.

     o Investor Loss Amount -- for any payment date, the product of the Investor Floating Allocation Percentage and the aggregate Liquidation Loss Amount on the mortgage loans for the payment date.

     o Investor Principal Collections -- for any payment date is the related Investor Fixed Allocation Percentage of principal collections on the mortgage loans for the payment date.

     o Liquidated Mortgage Loan -- for any payment date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

     o Liquidation Loss Amount -- for any Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

     o Loan Pool Balance -- for any date is the aggregate of the principal balances of all mortgage loans as of the date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (a) any Additional Balances for the mortgage loan minus (b) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

     o Required Transferor Subordinated Amount-- see "Description of the Notes-- General."

     o Transferor Principal Balance -- for any date is the Loan Pool Balance at the close of the prior day minus the Note Principal Balance reduced by the aggregate of amounts actually distributed as principal on the notes through the close of business on the date of determination.

     o Transferor Principal Collections -- for any payment date is principal collections received during the related Collection Period minus the amount of principal collections required to be distributed to noteholders under the indenture.

Payments on the Notes

     Beginning with the first payment date in April 2002, payments on the notes will be made by the indenture trustee or a paying agent on each payment date to the persons in whose names the notes are registered at the close of business on the day before each payment date or, if the notes are no longer book-entry notes, at the close of business on the applicable record date. The record date for the notes is the day before a payment date, so longs as the notes are book-entry notes or, if the notes are no longer book-entry notes, at the close of business on the last day of the month preceding the payment date. The term payment date means the fifteenth day of each month or, if that day is not a business day, then the next business day. Generally, payments on the notes will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the record date. At the request of a noteholder owning at least $1,000,000 principal amount of notes, payments will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final payment on the notes upon redemption will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California, or Illinois are required or authorized by law to be closed.

     Application of Interest Collections. On each payment date, the indenture trustee or a paying agent will apply the Investor Interest Collections in the following order of priority:

     (1)  to pay the Note Insurer for the premium for the Policy;

     (2) to pay noteholders the interest accrued at the note rate and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the principal balance of the notes;

     (3)  to pay noteholders the Investor Loss Amount for the payment date;

     (4) to pay noteholders any Investor Loss Amount for a previous payment date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by a reduction in the transferor interest,
          (c) funded by Subordinated Transferor Collections, or (d) funded by draws on the Policy;

     (5) to reimburse the Note Insurer for prior draws made from the Policy (with interest on the draws);

     (6)  to pay noteholders the Accelerated Principal Payment Amount;

     (7) to pay any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

     (8) to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement, to the extent not already paid;

     (9)  to pay the noteholders any Basis Risk Carryforward of the notes; and

     (10) the remaining amounts to the transferor.

     Payments to noteholders pursuant to clauses (2) and (9) will be interest payments on the notes. Payments to noteholders pursuant to clauses (3), (4), and (6) will be principal payments on the notes and will therefore reduce the Note Principal Balance. The Accelerated Principal Payment Amount and the Basis Risk Carryforward are not guaranteed by the Policy.

     Interest will be paid on each payment date at the applicable note rate for the related Interest Period. The note rate for a payment date will be a per annum rate equal to the least of:

     (a)  the sum of

          o for any payment date after the first payment date, the London Interbank offered rate for one-month United States dollar deposits ("LIBOR") and for the first payment date, the interpolated one-month and two-month LIBOR, plus

          o    0.25%;

     (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans net of

          o    the servicing fee rate,

          o the rate at which the premium payable to the Note Insurer is calculated, and

          o commencing with the payment date in April 2003, 0.50% per annum, weighted on the basis of the daily average balance of each mortgage loan during the related billing cycle before the Collection Period relating to the payment date, and

     (c)  16.00%.

However, on any payment date for which the note rate has been determined pursuant to clause (b) above, the excess of

          o the amount of interest that would have accrued on those notes during the Interest Period had interest been determined pursuant to clause (a) above (but not at a rate in excess of 16.00% per annum) over

          o the interest actually accrued on those notes during the Interest Period (the excess is referred to as "Basis Risk Carryforward")

will accrue interest at the note rate calculated pursuant to clause (a) (as adjusted from time to time), but not to exceed clause (c), and will be paid on subsequent payment dates to the extent funds are available therefor.

     Interest on the notes for any payment date will accrue on the Note Principal Balance from the preceding payment date (or, in the case of the first payment date, from the Closing Date) through the day preceding the payment date (each period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

     Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the related payment date. The reset date for each Interest Period is the second LIBOR business day before the payment date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the Closing Date. As the first Interest Period will be more than one month but less than two months in duration, LIBOR for the first Interest Period will be determined by the method described below but based on interpolation by reference to the one month rate and the two month rate. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the reset date for an Interest Period. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 A.M., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections allocable to the transferor interest will be paid to the transferor only to the extent that the payment will not reduce the amount of the transferor interest as of the related payment date below the Minimum Transferor Interest. Amounts not paid to the transferor because of these limitations will be retained in the collection account until the transferor interest exceeds the Minimum Transferor Interest, at which time the excess shall be released to the transferor. Any of these amounts in the collection account at the start of the Rapid Amortization Period will be paid to the noteholders as a reduction of the Note Principal Balance.

     Payments of Principal Collections. The period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in March 2007 is the "Managed Amortization Period." The amount of principal collections payable to noteholders for each payment date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount for that payment date. The Scheduled Principal Collections Payment Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on the last day of March 2002. On any payment date during the Managed Amortization Period, the "Scheduled Principal Collections Payment Amount" is the lesser of the Maximum Principal Payment and the Alternative Principal Payment. For any payment date, the "Maximum Principal Payment" is the product of the Investor Fixed Allocation Percentage and principal collections for the payment date. For any payment date, the "Alternative Principal Payment" is the amount of principal collections for the payment date minus the aggregate of Additional Balances created on the mortgage loans during the Collection Period, but not less than zero.

     Beginning with the first payment date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of principal collections payable to noteholders on each payment date will be equal to the Maximum Principal Payment.

     If on any payment date the Required Transferor Subordinated Amount is reduced below the then existing Available Transferor Subordinated Amount, the amount of principal collections from the mortgage loans payable to noteholders on the payment date will be correspondingly reduced by the amount of the reduction.

     Payments of principal collections from the mortgage loans based on the Investor Fixed Allocation Percentage may result in payments of principal to the noteholders in amounts that are greater relative to the declining balance of the loan pool than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of principal collections paid to noteholders. Principal collections from the mortgage loans not allocated to the noteholders will be allocated to the transferor interest. The aggregate payments of principal to the noteholders will not exceed the Original Note Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the payment date in April 2028, noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance.

     The Paying Agent. The paying agent initially will be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders.

Limited Subordination of Transferor Interest

     If Investor Interest Collections on any payment date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the notes and (ii) the applicable Investor Loss Amount on the payment date (the insufficiency being the "Required Amount"), the interest collections from the mortgage loans and principal collections allocable to the transferor interest (but not in excess of the Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by the Subordinated Transferor Collections will be reallocated to the transferor interest, thereby reducing the transferor interest (up to the remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts). If the Investor Interest Collections and the amount of Subordinated Transferor Collections that have been so applied to cover the Required Amount are together insufficient to pay the amounts in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, (a) on any payment date on or before the Available Transferor Subordinated Amount first increases to zero if the Available Transferor Subordinated Amount for that payment date is less than the Available Transferor Subordinated Amount for the immediately preceding payment date, or (b) on any payment date after the Available Transferor Subordinated Amount has first increased to zero if the Available Transferor Subordinated Amount is reduced to zero on the payment date, then a draw will be made on the Policy in the amount equal to the Guaranteed Principal Payment Amount. See "Description of the Notes -- The Policy."

The Policy

     The Note Insurer will issue a policy (the "Policy") by the Closing Date pursuant to the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the sponsor, the depositor, the master servicer, the indenture trustee, and the Note Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the holders of the of notes the full and complete payment of Insured Amounts with respect to the notes for the payment date. An "Insured Amount" for the notes as of any payment date is any shortfall in amounts available in the collection account to pay (a) (i) the Guaranteed Principal Payment Amount for the notes for the payment date and (ii) the Guaranteed Payment for the notes for the payment date and (b) any Preference Amount that occurs before the determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The Policy does not cover payment of Basis Risk Carryforward.

     The "Guaranteed Principal Payment Amount" (a) on the payment date in April 2028 is the amount needed to pay the outstanding principal balance of the notes, (b) for any other payment date on or before the Available Transferor Subordinated Amount first increases to zero, if the Available Transferor Subordinated Amount for that payment date is less than the highest Available Transferor Subordinated Amount for any preceding payment date, is the amount of the excess of the highest Available Transferor Subordinated Amount for any preceding payment date over the Available Transferor Subordinated Amount for the current payment date, (c) for any payment date after the Available Transferor Subordinated Amount has first increased to zero, if the Available Transferor Subordinated Amount has been reduced to zero or below, is the amount of the excess of the Note Principal Balance (after giving effect to all allocations and payments of principal to be made on the notes on the payment date) over the Loan Pool Balance (at the end of the related Collection Period), and (d) for any other payment date means zero. All calculations under the Policy are made after giving effect to all other amounts distributable and allocable to principal on the notes for the payment date.

     "Guaranteed Payments" are accrued and unpaid interest for a payment date due on the notes calculated in accordance with the original terms of the notes, the sale and servicing agreement, and the indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent.

     A "Preference Amount" means any amount previously paid to a noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Payment of claims on the Policy will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 NOON, New York City time, on the second Business Day following Receipt of the notice for payment and (ii) 12:00 NOON, New York City time, on the relevant payment date.

     The terms "Receipt" and "Received" with respect to the Policy mean actual delivery to the Note Insurer and occurs on the day delivered if delivered before 10:00 A.M., New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 10:00 A.M., New York City time. If any notice or note given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed, or delivered, it is not received, and the Note Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Under the Policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California or Illinois or the city in which the corporate trust office of the indenture trustee or the Note Insurer is located are authorized or obligated by law or executive order to be closed.

     The Note Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Note Insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, on the notes to the extent of any payment by the Note Insurer under the Policy. The Policy cannot be modified, altered, or affected by any other agreement or instrument, or by the merger, consolidation, or dissolution of the sponsor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the Note Insurer. The Policy does not cover shortfalls attributable to the liability of the Trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     To the extent that Investor Interest Collections are applied to pay the interest on the notes, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If this insufficiency exists under the circumstances described in the definition of "Guaranteed Principal Payment Amount" and results in the Note Principal Balance exceeding the aggregate of the Loan Pool Balance and the previous highest Available Transferor Subordinated Amount (if applicable), a draw will be made on the Policy in accordance with the Policy.

     Pursuant to the sale and servicing agreement and the indenture, unless a
Note Insurer default exists, the Note Insurer will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders, and the noteholders may exercise their rights under the indenture only with the written consent of the Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.

                         Description of the Indenture

     The payment provisions in the indenture are described under "Description of the Notes -- Payment on the Notes" above. The following is a description of the material provisions of the indenture. Wherever particular defined terms of the indenture are referred to, the defined terms are incorporated in this prospectus supplement by this reference.

Rapid Amortization Events

     The Managed Amortization Period will continue through and include the payment date in March 2007, unless a Rapid Amortization Event occurs before then. "Rapid Amortization Event" refers to any of the following events:

     (a)  the failure of the sponsor or the master servicer

          o to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

          o to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the sale and servicing agreement, or

          o to observe or perform in any material respect any other covenants of the sponsor in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders or the Note Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the sponsor or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders or the Note Insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

     (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor or the depositor;

     (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

     (e) the aggregate of all draws under the Policy incurred during the Managed Amortization Period exceeds 1.00% of the Original Note Principal Balance.

     If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the Note Insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by the Note Insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d), or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the
Note Insurer or the noteholders immediately on the occurrence of the event.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

Reports to Noteholders

     Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee who will make available via its internet website to each noteholder a statement setting forth among other items:

     1. the Investor Floating Allocation Percentage for the preceding Collection Period;

     2.   the amount being paid to noteholders;

     3. the amount of interest included in the payment and the related note rate;

     4. the amount of overdue accrued interest included in the payment (and the amount of interest or overdue interest to the extent permitted by applicable law);

     5. the amount of the remaining overdue accrued interest after giving effect to the payment;

     6.   the amount of principal included in the payment;

     7. the amount of the reimbursement of previous Investor Loss Amounts included in the payment;

     8. the amount of Basis Risk Carryforward paid and the amount of Basis Risk Carryforward accrued;

     9. the amount of the aggregate unreimbursed Investor Loss Amounts after giving effect to the payment;

     10.  the servicing fee for the payment date;

     11. the Note Principal Balance and the pool factor, each after giving effect to the payment;

     12.  the Loan Pool Balance as of the end of the preceding Collection
          Period;

     13. the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent (exclusive of foreclosures, bankruptcies, and REOs) for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding Collection Period;

     14. the book value of any real estate that is acquired by the trust estate through foreclosure or bankruptcy or grant of deed in lieu of foreclosure;

     15.  the amount of any draws on the Policy; and

     16. with respect to the first payment date, the number and aggregate balance of any mortgage loans not delivered to the indenture trustee within 30 days after the Closing Date.

     The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of notes.

     The indenture trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders via the indenture trustee's internet website, which is presently located at www.abs.bankone.com.

     If the statement is not accessible on the indenture trustee's internet website, the indenture trustee will forward a hard copy of it to each noteholder, the master servicer, the Note Insurer, and the Rating Agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via the indenture trustee's internet website. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible.

     Within 60 days after the end of each calendar year, the master servicer will forward to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

Events of Default Under the Indenture

     Events of Default under the indenture include:

     o a default in the payment of any principal or interest when it becomes due and continuance of the default for five days;

     o failure by the issuer to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the Trust under the indenture, that continues unremedied for sixty days after notice of it is given; and

     o certain events of bankruptcy, insolvency, receivership, or liquidation of the issuer.

Remedies on Event of Default Under the Indenture

     If an event of default under the indenture has occurred and is continuing either the indenture trustee or noteholders representing not less than 51% of the then outstanding principal amount of the notes (in either case with the consent of the Note Insurer) or the Note Insurer may declare the unpaid principal amount of the notes together with accrued interest through the date of acceleration payable immediately. A declaration of acceleration may be rescinded by noteholders representing not less than 51% of the then outstanding principal amount of the notes with the consent of the Note Insurer. Although a declaration of acceleration has occurred, the indenture trustee may with the consent of the Note Insurer elect not to liquidate the assets of the trust estate if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

     The indenture trustee may not sell or otherwise liquidate the assets of the trust estate following an event of default unless

     o the holders of 100% of the then outstanding principal amount of the notes and the Note Insurer consent to the sale, or

     o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the Note Insurer, or

     o the indenture trustee determines that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as they become due and the indenture trustee obtains the consent of a majority of the aggregate outstanding principal balance of the notes and the Note Insurer.

     No noteholder may institute any proceeding with respect to the indenture unless the Note Insurer has consented in writing to the institution of the proceeding and the holder has previously notified the indenture trustee of a continuing event of default and unless noteholders representing not less than 51% of the aggregate outstanding principal balance of the notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Certain Matters Regarding the Indenture Trustee

     The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Note Insurer or the direction received by it from noteholders representing not less than 51% of the aggregate outstanding note principal amount relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

     The indenture trustee and any of its affiliates may hold notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuer jointly may appoint co-trustees or separate trustees approved by the master servicer and the Note Insurer of any part of the trust estate under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

Duties of the Indenture Trustee

     The indenture trustee will make no representations about the validity or sufficiency of the indenture, the notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the mortgage loans, or the use or investment of any monies by the master servicer before being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture and the sale and servicing agreement. The indenture trustee will not be charged with knowledge of the occurrence of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event or a failure by the master servicer to perform its duties under the sale and servicing agreement unless the indenture trustee has actual knowledge of the failure.

Amendment

     The indenture provides that, without the consent of any noteholder but with the consent of the Note Insurer and notice to each Rating Agency, the issuer and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

     o to evidence the succession of another person to the issuer pursuant to the indenture and the assumption by the successor of the covenants of the issuer under the indenture and the notes;

     o to add to the covenants of the issuer for the benefit of the noteholders or the Note Insurer, or to surrender any right of the issuer in the indenture;

     o to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

     o to modify, eliminate, or add to the provisions of the indenture (i) as required by any Rating Agency to maintain or improve any rating of the notes, or (ii) to comply with any requirement imposed by the Code;

     o to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

     o to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "TIA") or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

     The indenture also provides that without the consent of any noteholder but with the consent of the Note Insurer, and provided that each Rating Agency has been given 10 days notice and has notified the issuer that the action will not result in a reduction or withdrawal of its then current rating of the notes, the indenture trustee and the issuer may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the noteholders or the Note Insurer under the indenture, except that no supplemental indenture may, without the consent of each noteholder affected thereby and without the consent of the Note Insurer:

     o change the date of payment of any installment of principal of or interest on any note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective dates they become due (or in the case of redemption, after the redemption date);

     o reduce the percentage of the outstanding principal balances of the notes the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust estate;

     o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each noteholder affected thereby;

     o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes in the indenture; or

     o permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust estate (except any change in any mortgage's lien status in accordance with the sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

     No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the noteholders.

Satisfaction and Discharge of the Indenture

     The indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuer, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when:

     1.   either:

          (A) all notes previously authenticated and delivered have been delivered to the indenture trustee for cancellation (other than notes that have been destroyed, lost, stolen, replaced or paid as provided in the indenture and notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuer or discharged from the trust estate as provided in the indenture); or

          (B) all notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

     2. the issuer has paid all other sums payable under the indenture by the issuer; and

     3. the issuer has delivered to the indenture trustee an officer's certificate, a counsel's opinion, and (if required by the TIA, the indenture trustee or the Note Insurer) and independent accountant's certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Notes

     With the consent of the Note Insurer the transferor may, subject to the conditions specified in the sale and servicing agreement, purchase all the mortgage loans then included in the trust estate on any payment date on or after which the aggregate Note Principal Balance is less than or equal to 10% of the aggregate Original Note Principal Balance. That purchase will result in the redemption of the notes in whole. The redemption price for the notes will be the Note Principal Balance plus accrued aggregate note interest through the day before the redemption date plus interest accrued on the aggregate Unpaid Investor Interest Shortfall, to the extent legally permissible. No premium or penalty will be payable by the issuer in any redemption of the notes. "Unpaid Investor Interest Shortfall" means the aggregate amount of note interest that was accrued for a prior payment date and has not been paid to noteholders.

     Payment on the notes will only be made on presentation and surrender of the notes at the office or agency of the indenture trustee specified in the redemption notice. If all of the noteholders do not surrender their notes for final payment and cancellation by the redemption date, the indenture trustee will on that date cause the remaining amounts representing the redemption price in the collection account not paid in redemption to noteholders to be withdrawn and credited to the remaining noteholders by depositing the funds in a separate escrow account for the benefit of the noteholders and the issuer.

The Indenture Trustee

     Bank One, National Association, a national banking association with its principal place of business in Illinois, is the indenture trustee.

     The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the master servicer, the transferor, the Note Insurer and their affiliates.

     The indenture trustee may resign at any time, in which event the issuer must appoint a successor indenture trustee with the consent of the transferor and the Note Insurer. The Note Insurer or noteholders representing not less than 51% of the aggregate outstanding note principal amount may remove the indenture trustee at any time and the issuer shall then appoint a successor indenture trustee reasonably acceptable to the Note Insurer. The issuer (or the transferor if the issuer fails to do so) shall remove the indenture trustee and appoint a successor reasonably acceptable to the Note Insurer if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

The Custodian

     Treasury Bank, National Association ("Treasury Bank"), a national banking association and an affiliate of the sponsor and master servicer, is the custodian and will hold the mortgage notes on behalf of the indenture trustee. Treasury Bank's principal place of business is 1199 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314. Treasury Bank's document custody facility is located at 4100 E. Los Angeles Avenue, Simi Valley, California 93063.

     The master servicer, the transferor, the Note Insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the Issuer.

     The custodial agreement contains provisions for the indemnification of the custodian for any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

     The custodian may resign immediately at any time by giving written notice thereof to the indenture trustee, master servicer, the transferor, and the
Note Insurer. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

                Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

     At the time of issuance of the notes, the depositor will transfer to the indenture trustee, as designee of the Trust, all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date). The owner trustee, concurrently with the transfer, will deliver the notes to the depositor and the transferor certificate to the transferor. Each mortgage loan transferred to the trust estate will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

     The sale and servicing agreement will require that Countrywide deliver to the depositor for delivery to the Trust, and the Trust will deliver to the custodian, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

     o on the Closing Date, with respect to not less than 50% of the mortgage loans;

     o not later than the twentieth day after the Closing Date, with respect to not less than 40% of the mortgage loans; and

     o not later than 30 days after the Closing Date, with respect to the remaining mortgage loans.

     In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust estate of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the notes without regard to the Policy.

     In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the Trust that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS(R), as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS(R) serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

     The sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee or the indenture trustee so long as the rating of the long-term senior unsecured debt obligations of Countrywide do not fall below a rating of "BBB" by Standard & Poor's or "Baa2" by Moody's. If Countrywide's long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an "Assignment Event"), Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Note Insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

     In accordance with the sale and servicing agreement and the custodial agreement, within 180 days of the Closing Date the custodian will review the mortgage loans and the Related Documents. If any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust estate. The principal balance of any mortgage loan so transferred will be deducted from the Loan Pool Balance, thus reducing the amount of the transferor interest. If the deduction would cause the Transferor Principal Balance to become less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time (a "Transfer Deficiency"), the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account (the "Transfer Deposit Amount") equal to the amount by which the transferor interest would be reduced to less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust estate will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the sponsor for a Defective Mortgage Loan that must, on the date of substitution,

     o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10% more or less than the Transfer Deficiency relating to the Defective Mortgage Loan;

     o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of the Defective Mortgage Loan;

     o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

     o have a FICO not less than the FICO of the Defective Mortgage Loan and not more than 50 points higher than the FICO for the Defective Mortgage Loan;

     o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

     o have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

     o comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of substitution);

     o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

     o satisfy certain other conditions specified in the sale and servicing agreement.

     The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the Trust and the Note Insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the Closing Date that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the Trust, the indenture trustee, the noteholders or the Note Insurer in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

     Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account

     The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor and the Note Insurer, as their interests may appear. The collection account will be an Eligible Account. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt unless the master servicer qualifies for monthly depositing. Mortgage loan collections may be remitted to the collection account by the master servicer on a monthly basis not later than the business day before the related payment date so long as Countrywide is the master servicer, Countrywide's unsecured debt obligations meet certain ratings requirements by Moody's and by Standard & Poor's, and the
Note Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

     Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds. Not later than the third business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

     An "Eligible Account" is

     o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have the highest short-term debt rating by the Rating Agencies,

     o an account with a depository institution having a minimum long-term unsecured debt rating of "BBB" by Standard & Poor's and "Baa3" by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

     o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity, or

     o an account otherwise acceptable to each Rating Agency and the Note Insurer as evidenced by a letter from each Rating Agency and the
          Note Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the notes without regard to the Policy.

     Eligible Investments are limited to:

     o    obligations of the United States;

     o obligations of any agency of the United States the timely payment of which are backed by the full faith and credit of the United States;

     o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy;

     o commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than "A-1" by Standard & Poor's and "P-2" by Moody's if the long-term debt of Countrywide Home Loans, Inc. is rated at least A3 by Moody's, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

     o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any Rating Agency without regard to the Policy;

     o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for the notes, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

     o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

     o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

     o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency;

     o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held has the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy;

     o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy; and

     o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive

     o    interest only payments on the obligations underlying it or

     o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

Allocations and Collections

     All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. Interest collections for any payment date will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds and optional advances made by the master servicer pursuant to the sale and servicing agreement, less

     o    servicing fees for the related Collection Period and

     o amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

Principal collections for any payment date will be equal to the sum of

     o the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and optional advances made by the master servicer pursuant to the sale and servicing agreement, and

     o    any Transfer Deposit Amounts.

     The Transfer Deposit Amount refers to an amount that may be deposited by the sponsor into the collection account equal to the amount by which the transferor interest would be reduced to less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount under certain circumstances where the sponsor is required to accept the transfer of Defective Mortgage Loans from the trust estate. See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

     Liquidation proceeds are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan.

Amendments to Credit Line Agreements

     Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes

     o do not materially and adversely affect the interest of the noteholders, the transferor or the Note Insurer, and

     o    are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan or reduce the margin for the mortgage loan.

Optional Transfers of Mortgage Loans to the Transferor

     To permit the transferor to reduce the transferor interest any time the transferor interest exceeds the level required by the Note Insurer and the Rating Agencies, on any payment date the transferor may, but is not obligated to, remove on the payment date (the "Transfer Date") certain mortgage loans without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     o    no Rapid Amortization Event has occurred;

     o the transferor interest as of the Transfer Date (after giving effect to the removal) is equal to or exceeds the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount;

     o the transfer of any mortgage loans on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     o the transferor delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the loan pool after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the Trust or included in the trust estate;

     o the transferor represents and warrants that no selection procedures that the transferor reasonably believes are adverse to the interests of the noteholders or the Note Insurer were used by the transferor in selecting the mortgage loans;

     o in connection with each retransfer of mortgage loans, the Rating Agencies and the Note Insurer shall have been notified of the proposed transfer and before the Transfer Date each Rating Agency has notified the transferor, the indenture trustee and the Note Insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the notes without regard to the Policy; and

     o the transferor shall have delivered to the owner trustee, the indenture trustee and the Note Insurer an officer's certificate confirming the six conditions preceding this one.

As of any date of determination within any Collection Period, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) 1.5% of the loan balance at the beginning of the immediately preceding Collection Period and
(b) 0.75% of the cut-off date Loan Pool Balance.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

Hazard Insurance

     The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. While the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

     The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

     o    the maximum insurable value of the mortgaged property or

     o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the master servicer must deposit in the collection account the sums that would have been deposited but for the deductible. The master servicer will satisfy these requirements by maintaining a blanket policy. As stated above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the collection account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

     The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to noteholders or the transferor.

Optional Purchase of Defaulted Loans

     The master servicer may, at its option but subject to the conditions in the sale and servicing agreement, purchase from the Trust any mortgage loan that is delinquent in payment for the number of days specified in the sale and servicing agreement. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which the purchase proceeds are to be paid to noteholders.

Servicing Compensation and Payment of Expenses

     The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges, termination fees and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay certain ongoing expenses associated with the trust estate and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Evidence as to Compliance

     The sale and servicing agreement provides for delivery by the last day of May in each year, beginning May 31, 2003, to the indenture trustee, the Note Insurer and the Rating Agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

     By the last day of May of each year, beginning May 31, 2003, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Note Insurer and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

Certain Matters Regarding the Master Servicer

     The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

          (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

          (b)  on satisfaction of the following conditions:

     o the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

     o the Rating Agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes without regard to the Policy; and

     o the proposed successor servicer is reasonably acceptable to the Note Insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

     The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the noteholders, the transferor and the Note Insurer for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

     The sale and servicing agreement provides that the master servicer will indemnify the Trust and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. The sale and servicing agreement provides that other than the indemnification by the master servicer neither the master servicer nor their directors, officers, employees, or agents will be liable to the trust estate, the owner trustee, the transferor, or the noteholders for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the noteholders.

Events of Servicing Termination

     The "Events of Servicing Termination" are:

     1. any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied either beyond the relevant payment date or for five business days (or, if the master servicer is permitted to remit collections on the mortgage loans to the collection account on a monthly basis as described under "--Payments on Mortgage Loans; Deposits to Collection Account," three business days) after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance;

     2. any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders or the Note Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance; or

     3. certain events of insolvency, liquidation, inability to pay its debts, or similar proceedings relating to the master servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Note Insurer and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights After an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the indenture trustee or noteholders of at least 51% of the aggregate Note Principal Balance (with the consent of the Note Insurer) or the Note Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the Note Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Termination

     The obligations and responsibilities of the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee under the sale and servicing agreement (other than the obligation of the master servicer to send certain notices) will terminate on the earlier of (i) the transfer of all the mortgage loans as described below, (ii) the termination of the trust agreement or the satisfaction and discharge of the indenture, and (iii) the final payment or other liquidation of the last mortgage loan remaining in the trust estate or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any mortgage loan.

     With the consent of the Note Insurer, the mortgage loans will be subject to optional transfer to the transferor from the payment date immediately before which the aggregate Note Principal Balance is reduced to an amount less than or equal to 10% of the aggregate Original Note Principal Balance. The transfer price will be equal to the sum of

     o the Note Principal Balance of the notes plus accrued interest at the applicable note rate through the day preceding the final payment date and

     o accrued interest on any aggregate Unpaid Investor Interest Shortfall, to the extent legally permissible.

Amendment

     The sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee and the indenture trustee, with the consent of the Note Insurer, if the Rating Agencies have been given 10 days notice and have notified the Trust that the amendment will not result in a reduction or withdrawal of the then current rating of the notes. The sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the Trust and the indenture trustee, with the consent of the Note Insurer and of Holders of not less than 66 ?% of the aggregate outstanding principal amounts of the notes.

                     Description of the Purchase Agreement

     The mortgage loans to be transferred to the Trust by the depositor will be purchased by the depositor from the sponsor pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the sponsor, as transferor of the mortgage loans. Under the purchase agreement, the sponsor will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the Trust, and the depositor will assign its rights under the purchase agreement to the Trust. The following is a description of the material provisions of the purchase agreement.

Transfers of Mortgage Loans

     Pursuant to the purchase agreement, the sponsor will transfer to the depositor, all of its interest in the mortgage loans and all of the Additional Balances subsequently created. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

Representations and Warranties

     The sponsor will represent and warrant to the depositor that, among other things, as of the Closing Date and each subsequent closing date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. The sponsor will also represent and warrant to the depositor that, among other things, immediately before the sale of the mortgage loans to the depositor, the sponsor was the sole owner and holder of the mortgage loans free of any liens and security interests. The sponsor will make similar representations and warranties in the sale and servicing agreement. The sponsor will also represent and warrant to the depositor that, among other things, as of the Closing Date, the purchase agreement constitutes a valid and legally binding obligation of the sponsor and a valid sale to the depositor of all interest of the sponsor in the mortgage loans and their proceeds.

Assignment to Trust

     The sponsor will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the Trust and the security interest granted in those rights under the indenture. The sponsor also will agree to perform its obligations under the purchase agreement for the benefit of the Trust.

Termination

     The obligations of the depositor and the sponsor under the purchase agreement will terminate on the satisfaction and discharge of the indenture.

                                Use of Proceeds

     The notes and transferor's interest will be exchanged for the mortgage loans.

                   Material Federal Income Tax Consequences

General

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the notes in light of their personal investment circumstances or to certain types of beneficial owners of the notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the notes.

Characterization of the Notes as Indebtedness

     The determination of whether the notes are debt for U.S. federal income tax purposes must be made based on the facts and circumstances at the time the notes are considered issued for federal income tax purposes. The notes will initially be owned by a corporate affiliate of the transferor, and will be considered to be issued upon their sale for cash or property by the corporate affiliate to unrelated parties. When the notes are transferred to parties unrelated to the transferor, it is the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor ("Tax Counsel") that the notes will be treated as debt for U.S. federal income tax purposes. This opinion is based on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture as in effect on the date of issuance of the notes.

     Although the non-tax treatment of the transaction will differ from the tax treatment, this will not cause the notes to be treated as other than indebtedness. Under the indenture, the transferor, the depositor and the noteholders, by accepting the notes, and each note owner by its acquisition of a beneficial interest in a note, have agreed to treat the notes as indebtedness secured by the mortgage loans for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

     In general, for U.S. federal income tax purposes, whether a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or label. While the Internal Revenue Service ("IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has not been transferred to the beneficial owners of the notes.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Possible Classification of the Trust Estate as a Partnership or a Corporation

     Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the notes constitutes a sale of the mortgage loans to the trust estate and a sale of interests in the trust estate to the investors (that is, the beneficial owners of the notes). Moreover, the IRS could assert that the trust estate is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners. Since Tax Counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust estate would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the beneficial owners of the notes. Cash payments to the beneficial owners of the notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the trust estate was treated as a partnership between the beneficial owners of the notes and the holder of the transferor's interest, the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each investor would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits . In addition, as a partner, the amount and timing of the investor's items of income and deductions could differ from the amount and timing of the investor's items of income and deduction as a debt holder.

Possible Classification of the Trust Estate as a Taxable Mortgage Pool

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be a taxable mortgage pool under Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax might reduce amounts available for payments to beneficial owners of the notes. The amount of the tax would depend upon whether payments to beneficial owners of the notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Taxation of Interest Income of Beneficial Owners of Notes

     Assuming that the beneficial owners of the notes are holders of debt obligations for U.S. federal income tax purposes, the notes generally will be taxable as Debt Securities. See "Material Federal Income Tax Consequences" in the prospectus.

     While it is not anticipated that the notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the notes would be includible in income of beneficial owners of the notes as OID, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the notes will be treated as Pay-Through Securities.

Foreign Investors

     In general, subject to certain exceptions, interest (including OID) paid on a note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

     Interest paid (or accrued) to a noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person provides the trust estate or other person who is otherwise required to withhold U.S. tax with respect to the note with an appropriate statement (on Form W-8 BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the non-U.S. person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust estate, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

     If the interests of the beneficial owners of the notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

     In addition, the interest paid on notes could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the interest on the underlying mortgage loans were to be treated as portfolio interest, interest payments on the notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

     If the trust estate were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty.

Backup Withholding

     Certain beneficial owners of the notes may be subject to backup withholding with respect to interest paid on the notes if the note owner, upon issuance, fails to supply the indenture trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the indenture trustee or his broker with a certified statement, under penalties of perjury, that he is not subject to backup withholding.

     The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "noteholder" of record is Cede & Co., as nominee for DTC, beneficial owners of the notes and the IRS will receive tax and other information including the amount of interest paid on the notes owned from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt note owner will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                  Other Taxes

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING

THE FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                             ERISA Considerations

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts, annuities or arrangements are invested, persons acting on behalf of a plan, or persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulation").

Prohibited Transactions

     General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

     Plan Asset Regulation and the Notes. The United States Department of Labor has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the notes are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a plan's investment in the notes would not cause the assets of the issuer to be deemed plan assets. Based on the features of the notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuer believes that the notes should be treated as indebtedness without substantial equity features for ERISA purposes. Nevertheless, the issuer, the master servicer, a servicer, the indenture trustee and any underwriter of the notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

     The notes may not be purchased with the assets of a plan if the issuer, the master servicer, a servicer, the indenture trustee, any underwriter of the notes or any of their respective affiliates:

     o has investment or administrative discretion with respect to those plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

     o unless Prohibited Transaction Class Exemption ("PTCE") 90-1, PTCE 91-38, or PTCE 95-60 applies, is an employer maintaining or contributing to the plan.

     If the notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer would be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuer by a plan.

     Without regard to whether the notes are considered to be equity interests in the issuer, certain affiliates of the issuer might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition or holding of notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE-91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the notes.

     The sale of notes to a plan is in no respect a representation by the issuer or any underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

     Any plan investor proposing to invest in the notes should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

                        Legal Investment Considerations

     Although, as a condition to their issuance, the notes will be rated in the highest rating category of each of the Rating Agencies, the notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in the prospectus.

                            Method of Distribution

     On issuance, the notes will be delivered to an affiliate of the sponsor. From time to time, the notes may be offered through any of the following methods:

     o by negotiated firm commitment underwriting and public reoffering by underwriters;

     o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A supplement to this prospectus supplement will be prepared which will describe the method of offering being used for the applicable notes and will set forth the identity of any underwriters thereof and either the price at which the notes are being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the notes will be determined. Each supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and the underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the notes so offered. Notes may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof under certain agreements entered into with the depositor.

                                 Legal Matters

     Certain legal matters with respect to the notes will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass on certain legal matters on behalf of any underwriters.

                                    Experts

     The financial statements of Financial Guaranty Insurance Company as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    Ratings

     It is a condition to the issuance of the notes that they be rated "AAA" by Standard & Poor's and "Aaa" by Moody's (each a "Rating Agency").

     A securities rating addresses the likelihood of the receipt by noteholders of payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the notes do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.

     The ratings assigned to the notes will depend primarily upon the financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the notes will likely result in a reduction of one or more of the ratings assigned to the notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The depositor has not requested a rating of the notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the notes could be lower than the respective ratings assigned by the Rating Agencies.

                                    Annex I

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the statistical calculation pool mortgage loans and the related mortgage properties based upon the statistical calculation pool as of the close of business on the Statistical Calculation Date.

                                                       Principal Balances

                                                                                                  Percentage of Statistical
                Range of Principal                   Number of          Aggregate Unpaid          Calculation Date Aggregate
                     Balances                     Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
      $       0.00 to $   10,000.00..........          18,606           $   65,675,401                        3.90%
      $  10,000.01 to $   20,000.00..........          16,202              249,845,918                       14.82
      $  20,000.01 to $   30,000.00..........          12,686              319,672,050                       18.96
      $  30,000.01 to $   40,000.00..........           6,443              224,779,369                       13.33
      $  40,000.01 to $   50,000.00..........           4,337              198,041,446                       11.75
      $  50,000.01 to $   60,000.00..........           1,931              106,565,030                        6.32
      $  60,000.01 to $   70,000.00..........           1,250               81,493,829                        4.83
      $  70,000.01 to $   80,000.00..........             957               72,083,290                        4.28
      $  80,000.01 to $   90,000.00..........             574               48,936,138                        2.90
      $  90,000.01 to $  100,000.00..........             800               77,879,447                        4.62
      $ 100,000.01 to $  125,000.00..........             458               51,623,290                        3.06
      $ 125,000.01 to $  150,000.00..........             435               61,546,659                        3.65
      $ 150,000.01 to $  175,000.00..........              98               15,900,659                        0.94
      $ 175,000.01 to $  200,000.00..........             123               23,549,037                        1.40
      $ 200,000.01 to $  225,000.00..........              56               11,964,451                        0.71
      $ 225,000.01 to $  250,000.00..........              49               11,799,176                        0.70
      $ 250,000.01 to $  275,000.00..........              34                8,976,101                        0.53
      $ 275,000.01 to $  300,000.00..........              38               11,191,160                        0.66
      $ 300,000.01 to $  325,000.00..........              16                4,997,973                        0.30
      $ 325,000.01 to $  350,000.00..........              17                5,792,918                        0.34
      $ 350,000.01 to $  375,000.00..........              11                4,017,922                        0.24
      $ 375,000.01 to $  400,000.00..........              11                4,334,415                        0.26
      $ 400,000.01 to $  425,000.00..........               5                2,081,020                        0.12
      $ 425,000.01 to $  450,000.00..........              10                4,397,053                        0.26
      $ 450,000.01 to $  475,000.00..........               2                  911,464                        0.05
      $ 475,000.01 to $  500,000.00..........              18                8,922,069                        0.53
      $ 500,000.01 to $  525,000.00..........               1                  520,000                        0.03
      $ 575,000.01 to $  600,000.00..........               2                1,180,000                        0.07
      $ 625,000.01 to $  650,000.00..........               2                1,289,936                        0.08
      $ 675,000.01 to $  700,000.00..........               2                1,388,170                        0.08
      $ 775,000.01 to $  800,000.00..........               1                  784,000                        0.05
      $ 825,000.01 to $  850,000.00..........               1                  849,096                        0.05
      $ 975,000.01 to $1,000,000.00..........               2                2,000,000                        0.12
      Over $1,000,000.00.....................               1                1,050,000                        0.06
                                                 -----------------  ------------------------  ---------------------------------
      Total                                            65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================

     As of the Statistical Calculation Date, the average principal balance of the Mortgage Loans will be approximately $25,868.




                                                          Loan Programs


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
                 Description                      Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
         5 Yr Draw, 5 Yr Repay............                100           $    1,614,384                        0.10%
         5 Yr Draw, 10 Yr Repay...........                107                4,099,185                       0.24
         10 Yr Draw, 10 Yr Repay..........                981               18,250,627                       1.08
         10 Yr Draw, 15 Yr Repay..........             63,533            1,645,500,817                      97.60
         15 Yr Draw, 0 Yr Repay...........                159                5,774,796                       0.34
         15 Yr Draw, 10 Yr Repay..........                299               10,798,679                       0.64
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                    100.00%
                                                 =================  ========================  =================================

                                                             A-I-1


                                                           Loan Rates


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
            Range of Loan Rates(%)                Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
       Less than 3.000                                      7           $      140,627                      0.01%
                 3.000 - 3.500...........                   2                   78,537                       0.00
                 3.501 - 4.000...........              29,421              735,872,151                      43.65
                 4.000  -4.500...........              12,960              307,667,655                      18.25
                 4.501 - 5.000...........               3,918              106,563,863                       6.32
                 5.001 - 5.500...........               4,164              115,323,135                       6.84
                 5.501 - 6.000...........               8,830              244,536,754                      14.50
                 6.001 - 6.500...........                 715               22,189,364                       1.32
                 6.501 - 7.000...........               1,869               46,045,813                       2.73
                 7.001 - 7.500...........               1,526               57,633,807                       3.42
                 7.501 - 8.000...........                 682               19,977,693                       1.18
                 8.001 - 8.500...........                 695               19,149,739                       1.14
                 8.501 - 9.000...........                 161                4,584,135                       0.27
                 9.001 - 9.500...........                 113                3,016,165                       0.18
                 9.501 - 10.000..........                  35                  661,509                       0.04
                10.001 - 10.500..........                   9                  166,418                       0.01
                10.501 - 11.000..........                  57                2,015,722                       0.12
                11.001 - 11.500..........                  13                  362,352                       0.02
                11.501 - 12.000..........                   1                   17,000                       0.00
                12.001 - 12.500..........                   1                   36,049                       0.00
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                     100.00%
                                                 =================  ========================  =================================
     As of the Statistical Calculation Date, the weighted average loan rate on the Mortgage Loans was approximately 4.808%.



                                             Months Remaining to Scheduled Maturity


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
      Range of Months Remaining to Maturity       Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
                    109 - 120.............                100              $ 1,614,384                       0.10%
                    169 - 180.............                266                9,873,980                       0.59
                    229 - 240.............                981               18,250,627                       1.08
                    289 - 300.............             62,151            1,614,029,648                      95.73
                    301 - 312.............              1,681               42,269,847                       2.51
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                     100.00%
                                                 =================  ========================  =================================

     As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 297.

     The above table assumes that the draw period for the Statistical Calculation Date Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.



                                                             A-I-2


     The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans
(calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.


                                           Combined Loan-to-Value Ratios (%)


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
     Range of Combined Loan-to-Value Ratio        Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
        Less than or equal to 10.00%........                1              $     3,429                         0.00%
                    10.01 - 20.00...........               28                  994,184                        0.06
                    20.01 - 30.00...........              313               11,908,046                        0.71
                    30.01 - 40.00...........              678               18,173,316                        1.08
                    40.01 - 50.00...........            1,324               37,859,121                        2.25
                    50.01 - 60.00...........            2,349               58,159,178                        3.45
                    60.01 - 70.00...........            5,718              153,718,580                        9.12
                    70.01 - 80.00...........            9,668              253,167,013                       15.02
                    80.01 - 90.00...........           27,076              617,886,615                       36.65
                    90.01 - 100.00..........           18,024              534,169,002                       31.68
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================
     As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the Mortgage Loans was 84.15%.



                                                             A-I-3


     The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

                                                Geographic Distribution


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
                          State                   Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
                   Alabama................                839              $16,618,117                         0.99%
                   Alaska.................                 94                2,700,431                        0.16
                   Arizona................              2,206               51,987,729                        3.08
                   California.............             15,989              551,782,017                       32.73
                   Colorado...............              3,310               92,960,675                        5.51
                   Connecticut............                570               16,553,783                        0.98
                   Delaware...............                106                2,707,979                        0.16
                   District of Columbia...                 47                1,225,095                        0.07
                   Florida................              3,490               78,111,457                        4.63
                   Georgia................              1,894               45,133,578                        2.68
                   Hawaii.................                392               13,058,231                        0.77
                   Idaho..................                746               16,566,617                        0.98
                   Illinois...............              3,038               73,783,923                        4.38
                   Indiana................              1,017               17,674,475                        1.05
                   Iowa...................                322                5,501,157                        0.33
                   Kansas.................                787               14,788,824                        0.88
                   Kentucky...............                383                9,078,070                        0.54
                   Louisiana..............                521                9,878,830                        0.59
                   Maine..................                204                3,040,250                        0.18
                   Maryland...............              1,101               28,293,655                        1.68
                   Massachusetts..........              1,601               40,497,961                        2.40
                   Michigan...............              3,288               68,019,036                        4.03
                   Minnesota..............                790               16,401,772                        0.97
                   Mississippi............                199                3,812,060                        0.23
                   Missouri...............              1,213               21,699,702                        1.29
                   Montana................                290                5,353,876                        0.32
                   Nebraska...............                181                3,003,404                        0.18
                   Nevada.................                915               24,224,584                        1.44
                   New Hampshire..........                433                8,976,651                        0.53
                   New Jersey.............              2,039               55,918,837                        3.32
                   New Mexico.............                440                8,520,292                        0.51
                   New York...............              1,480               40,028,990                        2.37
                   North Carolina.........              1,418               30,185,209                        1.79
                   North Dakota...........                 53                1,206,901                        0.07
                   Ohio...................              1,873               33,062,798                        1.96
                   Oklahoma...............                694               13,819,591                        0.82
                   Oregon.................                945               22,038,377                        1.31
                   Pennsylvania...........              2,097               43,770,504                        2.60
                   Rhode Island...........                149                3,009,790                        0.18
                   South Carolina.........                503               10,368,668                        0.61
                   South Dakota...........                 71                1,009,662                        0.06
                   Tennessee..............                987               18,622,249                        1.10
                   Texas..................                125                3,091,768                        0.18
                   Utah...................              1,228               31,959,479                        1.90
                   Vermont................                 43                  722,732                        0.04
                   Virginia...............              1,281               30,182,283                        1.79
                   Washington.............              2,285               64,743,739                        3.84
                   West Virginia..........                106                1,798,880                        0.11
                   Wisconsin..............              1,170               21,994,253                        1.30
                   Wyoming................                226                6,549,543                        0.39
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================



                                                             A-I-4


                                         Ranges of Credit Scores for the Mortgage Loans


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
              Range of Credit Scores              Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
                  841 - 850.............                    2              $     7,500                         0.00%
                  821 - 840.............                  188                2,558,349                        0.15
                  801 - 820.............                1,480               28,679,114                        1.70
                  781 - 800.............                5,114              111,263,599                        6.60
                  761 - 780.............                8,141              183,895,988                       10.91
                  741 - 760.............                9,113              223,094,015                       13.23
                  721 - 740.............                9,487              239,631,032                       14.21
                  701 - 720.............               10,292              279,374,948                       16.57
                  681 - 700.............                8,366              235,310,239                       13.96
                  661 - 680.............                7,168              218,568,618                       12.96
                  641 - 660.............                3,346               93,466,739                        5.54
                  621 - 640.............                2,261               62,792,170                        3.72
                  601 - 620.............                  188                6,405,797                        0.38
                  581 - 600.............                   20                  648,503                        0.04
                  561 - 580.............                    5                  175,739                        0.01
                  541 - 560.............                    5                  107,060                        0.01
          520 or less                                       3                   59,075                        0.00
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================
     As of the Statistical Calculation Date, the weighted average credit score (where available) of the Mortgage Loans was approximately 718.



                                                             A-I-5


                                                          Property Type


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
                 Description                      Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
      Single Family.......................             51,108           $1,300,770,345                        77.15%
      Planned Unit Development (PUD)......              9,425              277,620,632                       16.47
      Lowrise Condominium.................              4,131               94,847,403                        5.63
      2-4 Units...........................                515               12,800,107                        0.76
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================



                                                       Gross Margins


                                                                                                  Percentage of Statistical
               Range of Gross                        Number of          Aggregate Unpaid          Calculation Date Aggregate
                Margins (%)                       Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
      Less than 0.000%....................                  2              $       901                        0.00%
                  0.000   ................              7,168              201,805,635                       11.97
                  0.001 - 0.250...........                954               31,280,875                        1.86
                  0.251 - 0.500...........              6,879              185,784,927                       11.02
                  0.501 - 0.750...........                266               13,591,780                        0.81
                  0.751 - 1.000...........                499               24,010,147                        1.42
                  1.001 - 1.250...........              3,058               71,536,162                        4.24
                  1.251 - 1.500...........              1,823               40,497,237                        2.40
                  1.501 - 1.750...........              1,179               30,676,166                        1.82
                  1.751 - 2.000...........             14,338              284,476,102                       16.87
                  2.001 - 2.250...........              5,013              121,506,012                        7.21
                  2.251 - 2.500...........              9,258              284,309,726                       16.86
                  2.501 - 2.750...........                807               28,679,951                        1.70
                  2.751 - 3.000...........              4,488              107,370,990                        6.37
                  3.001 - 3.250...........                801               16,684,824                        0.99
                  3.251 - 3.500...........              4,836              149,871,910                        8.89
                  3.501 - 3.750...........              1,779               42,295,693                        2.51
                  3.751 - 4.000...........                250                6,588,385                        0.39
                  4.001 - 4.250...........                547               13,450,226                        0.80
                  4.251 - 4.500...........                178                4,301,879                        0.26
                  4.501 - 4.750...........                729               19,842,130                        1.18
                  4.751 - 5.000...........                193                3,974,346                        0.24
                  5.001 - 5.250...........                  6                   64,829                        0.00
                  5.251 - 5.500...........                 45                  544,515                        0.03
                  5.501 - 5.750...........                  7                  180,774                        0.01
                  5.751 - 6.000...........                  1                  117,381                        0.01
                  6.001 - 6.250...........                 57                2,006,582                        0.12
                  6.251 - 6.500...........                 15                  387,350                        0.02
                  6.501 - 6.750...........                  2                  165,000                        0.01
                  7.501 - 7.750...........                  1                   36,049                        0.00
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================
     As of the Statistical Calculation Date, the weighted average gross margin was 1.892%.



                                                              A-I-6

     The credit limit utilization rates in the following table are determined by dividing the Statistical Calculation Date
Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.


                                               Credit Limit Utilization Rates



                                                                                                  Percentage of Statistical
                 Range of Credit                     Number of          Aggregate Unpaid          Calculation Date Aggregate
          Limit Utilization Rates (%)              Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
                        0.00%.............              8,384              $        16                        0.00%
                   0.01 - 10.00...........              1,556                3,629,891                        0.22
                  10.01 - 20.00...........              1,612               12,292,599                        0.73
                  20.01 - 30.00...........              1,921               21,781,842                        1.29
                  30.01 - 40.00...........              2,308               34,386,829                        2.04
                  40.01 - 50.00...........              2,670               47,420,285                        2.81
                  50.01 - 60.00...........              2,558               56,955,418                        3.38
                  60.01 - 70.00...........              2,982               75,571,830                        4.48
                  70.01 - 80.00...........              3,297               93,846,645                        5.57
                  80.01 - 90.00...........              3,697              122,550,399                        7.27
                  90.01 - 100.00..........             34,194            1,217,602,733                       72.22
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================
     As of the Statistical Calculation Date, the average credit limit utilization rate of the Mortgage Loans was approximately
68.76%.



                                                              A-1-7

                                                     Maximum Loan Rates


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
            Maximum Loan Rates (%)                 Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
                 16.000...................              1,419              $30,185,209                        1.79%
                 17.000...................              3,619               81,333,954                        4.82
                 18.000...................             60,065            1,572,005,078                       93.24
                 21.000...................                 70                2,269,206                        0.13
                 24.000...................                  6                  245,040                        0.01
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================
     As of the Statistical Calculation Date, the weighted average maximum loan rate of the Mortgage Loans was approximately
17.921%.



                                                       Credit Limits


                                                                                                  Percentage of Statistical
                 Range of Credit                     Number of          Aggregate Unpaid          Calculation Date Aggregate
                     Limits                        Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
        $       0.00 to   $10,000.00.........           3,112              $17,661,396                        1.05%
           10,000.01 to    20,000.00.........          18,983              204,995,232                       12.16
           20,000.01 to    30,000.00.........          16,728              313,787,977                       18.61
           30,000.01 to    40,000.00.........           8,486              222,847,033                       13.22
           40,000.01 to    50,000.00.........           7,156              221,336,463                       13.13
           50,000.01 to    60,000.00.........           2,450              105,932,009                        6.28
           60,000.01 to    70,000.00.........           1,647               80,693,941                        4.79
           70,000.01 to    80,000.00.........           1,442               77,664,250                        4.61
           80,000.01 to    90,000.00.........             858               52,762,884                        3.13
           90,000.01 to   100,000.00.........           2,010              110,559,431                        6.56
          100,000.01 to   125,000.00.........             557               46,681,437                        2.77
          125,000.01 to   150,000.00.........             821               78,430,523                        4.65
          150,000.01 to   175,000.00.........             152               16,776,533                        1.00
          175,000.01 to   200,000.00.........             242               29,210,956                        1.73
          200,000.01 to   225,000.00.........              64                8,703,434                        0.52
          225,000.01 to   250,000.00.........             102               13,601,492                        0.81
          250,000.01 to   275,000.00.........              60                9,585,119                        0.57
          275,000.01 to   300,000.00.........             105               18,277,077                        1.08
          300,000.01 to   325,000.00.........              20                3,841,683                        0.23
          325,000.01 to   350,000.00.........              32                6,488,621                        0.38
          350,000.01 to   375,000.00.........              14                3,561,363                        0.21
          375,000.01 to   400,000.00.........              27                6,668,173                        0.40
          400,000.01 to   425,000.00.........               4                1,345,466                        0.08
          425,000.01 to   450,000.00.........              13                3,132,125                        0.19
          450,000.01 to   475,000.00.........               2                  292,761                        0.02
          475,000.01 to   500,000.00.........              73               20,708,142                        1.23
          500,000.01 to   525,000.00.........               2                  815,754                        0.05
          550,000.01 to   575,000.00.........               1                  221,602                        0.01
          575,000.01 to   600,000.00.........               2                  600,000                        0.04
          600,000.01 to   625,000.00.........               1                  303,839                        0.02
          625,000.01 to   650,000.00.........               3                1,677,481                        0.10
          675,000.01 to   700,000.00.........               2                1,388,170                        0.08
          775,000.01 to   800,000.00.........               1                  784,000                        0.05
          825,000.01 to   850,000.00.........               1                  849,096                        0.05
          875,000.01 to   900,000.00.........               1                   40,000                        0.00
          975,000.01 to 1,000,000.00.........               4                2,763,022                        0.16
 greater than 1,000,000.00................                  1                1,050,000                        0.06
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================
     As of the Statistical Calculation Date, the average credit limit of the Mortgage Loans was approximately $37,621.



                                                             A-I-8


                                                          Lien Priority


                                                                                                  Percentage of Statistical
                                                     Number of          Aggregate Unpaid          Calculation Date Aggregate
               Lien Priority                       Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
      1st Liens...........................                565              $48,430,253                        2.87%
      2nd Liens...........................             64,614            1,637,608,234                       97.13
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================



                                                    Delinquency Status


                                                                                                  Percentage of Statistical
               Number of Days                        Number of          Aggregate Unpaid          Calculation Date Aggregate
                Delinquent                         Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
        Current.............................           65,001           $1,681,323,526                       99.72%
        30-59 days..........................              178                4,714,961                        0.28
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================






                                                      Origination Year


                                                                                                  Percentage of Statistical
                 Year of                             Number of          Aggregate Unpaid          Calculation Date Aggregate
               Origination                         Mortgage Loans       Principal Balance               Principal Balance
   --------------------------------------------  -----------------  ------------------------  ---------------------------------
        2001................................           55,884           $1,436,514,048                       85.20%
        2002................................            9,295              249,524,439                       14.80
                                                 -----------------  ------------------------  ---------------------------------
         Total                                         65,179           $1,686,038,487                      100.00%
                                                 =================  ========================  =================================



                                                             A-I-9


                                   Annex II

                     Global Clearance, Settlement and Tax
                           Documentation Procedures

         Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Notes, Series 2002-B (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.



                                     A-II-1

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;



                                     A-II-2

         (b) borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          o Exemption for non-U.S. Persons (W-8BEN). Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

          o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding).

          o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).




                                     A-II-3

          o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

         Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.




                                     A-II-4

                            Index of Defined Terms


                                                 Page                                                            Page
                                                 ----                                                            ----
Accelerated Principal Payment Amount.....        S-27           Statistical Calculation Date.............        S-23
Additional Balances......................        S-15           Scheduled Principal Collections
Alternative Principal Payment............        S-35           Payment Amount...........................        S-35
Assignment Event.........................        S-44           Standard & Poor's........................        S-18
Available Transferor Subordinated                S-31           Subordinated Transferor Collections......        S-35
Amount...................................                       Tax Counsel..............................        S-55
Basis Risk Carryforward..................        S-34           TIA......................................        S-41
Clearstream, Luxembourg..................        S-29           Transfer Date............................        S-49
Code.....................................        S-54           Transfer Deficiency......................        S-45
Collection Period........................        S-31           Transfer Deposit Amount..................        S-45
Countrywide..............................        S-19           Transferor...............................        S-15
Defective Mortgage Loans.................        S-46           Transferor Principal Balance.............        S-32
Detailed Description.....................        S-23           Transferor Principal Collections.........        S-32
Determination Date.......................        S-46           Treasury Bank............................        S-43
DTC......................................        A-II-1         Trust....................................        S-15
Eligible Account.........................        S-46           Trust agreement..........................        S-15
Eligible Substitute Mortgage Loan........        S-45           Trust estate.............................        S-15
Events of Servicing Termination..........        S-52           Undercollateralization Amount............        S-22
Global Securities........................        A-II-1         Unpaid Investor Interest Shortfall.......        S-43
Guaranteed Payments......................        S-36           U.S. Person..............................        A-II-
Guaranteed Principal Payment Amount......        S-36
Insurance Agreement......................        S-36
Insured Amount...........................        S-36
Interest Period..........................        S-34
Investor Fixed Allocation Percentage.....        S-31
Investor Floating Allocation Percentage..        S-32
Investor Interest Collections............        S-32
Investor Loss Amount.....................        S-32
Investor Principal Collections...........        S-32
LIBOR....................................        S-34
Liquidated Mortgage Loan.................        S-32
Liquidation Loss Amount..................        S-32
Loan Pool Balance........................        S-32
Managed Amortization Period..............        S-34
Maximum Principal Payment................        S-35
Minimum Transferor Interest..............        S-49
Moody's..................................        S-18
Note Principal Balance...................        S-26
Note Insurer.............................        S-16
OID......................................        S-56
OID Regulations..........................        S-56
Overcollateralization Reduction Amount...        S-27
Plan Asset Regulation....................        S-58
Pool Characteristics.....................        S-23
Preference Amount........................        S-36
PTCE.....................................        S-58
Rapid Amortization Event.................        S-37
Rapid Amortization Period................        S-35
Rating Agency............................        S-60
Receipt..................................        S-36
Received.................................        S-36
Related Documents........................        S-44
Required Amount..........................        S-35
Required Transferor Subordinated                 S-32
Amount...................................
Rules....................................        S-28



                                $1,717,300,000
                                 (APPROXIMATE)

                              CWABS Master Trust
                       (for the Series 2002-B Subtrust)
                                    Issuer

                                  CWABS, Inc.
                                   Depositor


                         [Countrywide Home Loans Logo]

                          Sponsor and Master Servicer

                          Revolving Home Equity Loan
                       Asset Backed Notes, Series 2002-B
                                ---------------

                             PROSPECTUS SUPPLEMENT
                                ---------------


    You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series 2002-B Revolving Home Equity Loan Asset Backed Notes in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-B Revolving Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-B Revolving Home Equity Loan Asset Backed Notes will be required to deliver supplement, a prospectus supplement and prospectus until 90 days after the date of the supplment.


                                 March 4, 2002